Exhibit 10.1

                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT

                           Dated as of April 5, 2006,

                                     among

                                     UICI,
                                  as Holdings,

                              HEALTHMARKETS, LLC,
                                as the Borrower,

                           JPMORGAN CHASE BANK, N.A.,
                    as Administrative Agent and L/C Issuer,

                       THE OTHER LENDERS PARTY HERETO and

                      MORGAN STANLEY SENIOR FUNDING INC.,
                             as Syndication Agent,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                            as Documentation Agent,



          J.P.MORGAN             MORGAN STANLEY            GOLDMAN SACHS
        SECURITIES INC.        SENIOR FUNDING INC.     CREDIT PARTNERS L.P.


                            as Joint Lead Arrangers,



  J.P. MORGAN SECURITIES INC.              MORGAN STANLEY SENIOR FUNDING INC.

                              as Joint Bookrunners



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                                       ii


                               TABLE OF CONTENTS
                                                                    PAGE

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Other Interpretive Provisions..................................41
SECTION 1.03.  Accounting Terms...............................................42
SECTION 1.04.  Rounding.......................................................42
SECTION 1.05.  References to Agreements, Laws, Etc............................42
SECTION 1.06.  Times of Day...................................................43
SECTION 1.07.  Timing of Payment of Performance...............................43

                                   ARTICLE II

                      THE COMMITMENTS AND CREDIT EXTENSIONS

SECTION 2.01.  The Loans......................................................43
SECTION 2.02.  Borrowings, Conversions and Continuations of Loans.............43
SECTION 2.03.  Letters of Credit..............................................45
SECTION 2.04.  [Reserved].....................................................53
SECTION 2.05.  Prepayments....................................................53
SECTION 2.06.  Termination or Reduction of Commitments........................55
SECTION 2.07.  Repayment of Loans.............................................56
SECTION 2.08.  Interest.......................................................56
SECTION 2.09.  Fees...........................................................57
SECTION 2.10.  Computation of Interest and Fees...............................57
SECTION 2.11.  Evidence of Indebtedness.......................................57
SECTION 2.12.  Payments Generally.............................................58
SECTION 2.13.  Sharing of Payments............................................60
SECTION 2.14.  Incremental Credit Extensions..................................61

                                  ARTICLE III

                TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

SECTION 3.01.  Taxes..........................................................62
SECTION 3.02.  Illegality.....................................................65
SECTION 3.03.  Inability To Determine Rates...................................65
SECTION 3.04.  Increased Cost and Reduced Return; Capital Adequacy;
                 Reserves on Eurocurrency Rate Loans..........................66
SECTION 3.05.  Funding Losses.................................................67
SECTION 3.06.  Matters Applicable to All Requests for Compensation............68
SECTION 3.07.  Replacement of Lenders under Certain Circumstances.............69

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                                      iii

SECTION 3.08.  Survival.......................................................70

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

SECTION 4.01.  Conditions of Initial Credit Extension.........................70
SECTION 4.02.  Conditions to All Credit Extensions............................72

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01.  Existence, Qualification and Power; Compliance with
                 Laws.........................................................73
SECTION 5.02.  Authorization; No Contravention................................73
SECTION 5.03.  Governmental Authorization; Other Consents.....................74
SECTION 5.04.  Binding Effect.................................................74
SECTION 5.05.  Financial Statements; No Material Adverse Effect. (a)..........74
SECTION 5.06.  Litigation.....................................................75
SECTION 5.07.  No Default.....................................................75
SECTION 5.08.  Ownership of Property; Liens...................................75
SECTION 5.09.  Environmental Compliance.......................................76
SECTION 5.10.  Taxes..........................................................76
SECTION 5.11.  ERISA Compliance...............................................76
SECTION 5.12.  Subsidiaries; Equity Interests.................................76
SECTION 5.13.  Margin Regulations; Investment Company Act.....................77
SECTION 5.14.  Disclosure.....................................................77
SECTION 5.15.  Intellectual Property; Licenses, Etc...........................77
SECTION 5.16.  Solvency.......................................................78
SECTION 5.17.  Subordination of Junior Financing..............................78
SECTION 5.18.  Labor Matters..................................................78

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

SECTION 6.01.  Financial Statements...........................................78
SECTION 6.02.  Certificates; Other Information................................80
SECTION 6.03.  Notices........................................................82
SECTION 6.04.  Payment of Obligations.........................................82
SECTION 6.05.  Preservation of Existence, Etc.................................83
SECTION 6.06.  Maintenance of Properties......................................83
SECTION 6.07.  Maintenance of Insurance.......................................83
SECTION 6.08.  Compliance with Laws...........................................83
SECTION 6.09.  Books and Records..............................................83
SECTION 6.10.  Inspection Rights..............................................84

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                                       iv


SECTION 6.11.  Covenant To Guarantee Obligations and Give Security............84
SECTION 6.12.  Compliance with Environmental Laws.............................85
SECTION 6.13.  Further Assurances and Post-Closing Conditions.................86
SECTION 6.14.  Designation of Subsidiaries....................................86
SECTION 6.15.  Collateral Release.............................................86
SECTION 6.16.  Rating of Facilities...........................................87
SECTION 6.17.  Use of Proceeds................................................87

                                  ARTICLE VII

                               NEGATIVE COVENANTS

SECTION 7.01.  Liens..........................................................87
SECTION 7.02.  Investments....................................................90
SECTION 7.03.  Indebtedness...................................................93
SECTION 7.04.  Fundamental Changes............................................96
SECTION 7.05.  Dispositions...................................................97
SECTION 7.06.  Restricted Payments...........................................100
SECTION 7.07.  Change in Nature of Business..................................102
SECTION 7.08.  Transactions with Affiliates..................................102
SECTION 7.09.  Financial Covenants...........................................103
SECTION 7.10.  Accounting Changes............................................103
SECTION 7.11.  Equity Interests of the Borrower and Restricted
                 Subsidiaries................................................103

                                  ARTICLE VIIA

                               HOLDINGS COVENANT


                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01.  Events of Default.............................................104
SECTION 8.02.  Remedies Upon Event of Default................................106
SECTION 8.03.  Application of Funds..........................................106
SECTION 8.04.  Borrower's Right to Cure......................................107
SECTION 8.05.  Exclusion of Immaterial Subsidiaries..........................108

                                   ARTICLE IX

                     ADMINISTRATIVE AGENT AND OTHER AGENTS

SECTION 9.01.  Appointment and Authorization of Agents.......................108
SECTION 9.02.  Delegation of Duties..........................................109
SECTION 9.03.  Liability of Agents...........................................109
SECTION 9.04.  Reliance by Agents............................................110

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                                       v


SECTION 9.05.  Notice of Default.............................................110
SECTION 9.06.  Credit Decision; Disclosure of Information by Agents..........111
SECTION 9.07.  Indemnification of Agents.....................................111
SECTION 9.08.  Agents in Their Individual Capacities.........................112
SECTION 9.09.  Successor Agents..............................................112
SECTION 9.10.  Administrative Agent May File Proofs of Claim.................113
SECTION 9.11.  Collateral and Guaranty Matters...............................114
SECTION 9.12.  Other Agents; Arrangers and Managers..........................114
SECTION 9.13.  Appointment of Supplemental Administrative Agents.............115

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.01.  Amendments, etc..............................................116
SECTION 10.02.  Notices and Other Communications; Facsimile Copies...........117
SECTION 10.03.  No Waiver; Cumulative Remedies...............................119
SECTION 10.04.  Attorney Costs, Expenses and Taxes...........................119
SECTION 10.05.  Indemnification by the Borrower..............................119
SECTION 10.06.  Payments Set Aside...........................................121
SECTION 10.07.  Successors and Assigns.......................................121
SECTION 10.08.  Confidentiality..............................................125
SECTION 10.09.  Setoff.......................................................126
SECTION 10.10.  Interest Rate Limitation.....................................126
SECTION 10.11.  Counterparts.................................................126
SECTION 10.12.  Integration..................................................127
SECTION 10.13.  Survival of Representations and Warranties...................127
SECTION 10.14.  Severability.................................................127
SECTION 10.15.  Tax Forms....................................................127
SECTION 10.16.  Governing Law................................................129
SECTION 10.17.  Waiver of Right to Trial by Jury.............................130
SECTION 10.18.  Binding Effect...............................................130
SECTION 10.19.  Lender Action................................................130
SECTION 10.20.  USA PATRIOT Act..............................................131




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                                       vi

SCHEDULES

        I           Guarantors
        1.01A       Certain Security Interests and Guarantees
        1.01B       Immaterial Subsidiaries
        1.01C       Existing Letters of Credit
        2.01        Commitments
        5.10        Taxes
        5.11(a)     ERISA Compliance
        5.12        Subsidiaries; Equity Investments
        7.01(b)     Existing Liens
        7.02(f)     Existing Investments
        7.03(b)     Existing Indebtedness
        7.05(l)     Dispositions
        7.08        Transactions with Affiliates


EXHIBITS

        FORM OF

        A           Committed Loan Notice
        B-1         Term Note
        B-2         Revolving Credit Note
        C           Compliance Certificate
        D           Assignment and Assumption
        E           Guaranty
        F           Pledge Agreement
        G-1         Form of Opinion of Wachtell, Lipton, Rosen & Katz
        G-2         Form of Opinion of General Counsel of the Borrower
        H           Form of Global Intercompany Note

                                CREDIT AGREEMENT

                              This CREDIT AGREEMENT ("AGREEMENT") is entered
                    into as of April 5, 2006, among HealthMarkets, LLC, a Delaware limited liability company (the "BORROWER"), UICI, a Delaware corporation ("HOLDINGS"), JPMORGAN CHASE BANK, N.A., as Administrative Agent and L/C Issuer, each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), MORGAN STANLEY SENIOR FUNDING INC., as Syndication Agent, and GOLDMAN SACHS CREDIT PARTNERS L.P., as Documentation Agent.

                             PRELIMINARY STATEMENTS

          The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

          "ACQUIRED EBITDA" means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries (except to the extent such Subsidiaries will not constitute Restricted Subsidiaries immediately after giving effect to such acquisition)), all as determined on a consolidated basis for such Acquired Entity or Business.

          "ACQUIRED ENTITY OR BUSINESS" has the meaning set forth in the definition of the term "Consolidated EBITDA".

          "ACT" has the meaning set forth in Section 10.20.

          "ADJUSTED STATUTORY SURPLUS" means, at any time, the sum of (a) Statutory Surplus (calculated in accordance with the Statutory Statements, page 3, column 1, line 38) PLUS (b) Asset Valuation Reserve (calculated in accordance with the Statutory Statements, page 3, column 1, line 24.1), for The MEGA Life and Health Insurance Company, plus the like amount for Mid-West National Life Insurance


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                                       2



Company of Tennessee, plus the like amount for The Chesapeake Life Insurance Company.

          "ADMINISTRATIVE AGENT" means JPMorgan Chase Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "AGENT-RELATED PERSONS" means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "AGENT STOCKHOLDERS" means any former or current independent agent of Holdings or any of its subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

          "AGENTS" means, collectively, the Administrative Agent, the Syndication Agent and the Supplemental Administrative Agents (if any).

          "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

          "AGREEMENT" means this Credit Agreement.

          "APPLICABLE CREDIT RATING" means, at any time, (a) the credit rating of the Facilities assigned to the Facilities by S&P at such time, (b) if the Facilities shall not be rated by S&P at such time, the Borrower's corporate credit rating assigned by S&P at such time or (c) otherwise, BB+; PROVIDED that if at any time S&P shall no longer maintain any of the foregoing ratings, the Administrative Agent and the Borrower shall determine the Applicable Credit Rating using the corresponding ratings level of (x) Moody's or (y) if such ratings shall not be available from Moody's for any reason, another Nationally Recognized Statistical Rating Organization (as defined in Rule 436 under the Securities Act of 1933) determined by the Administrative Agent in its reasonable discretion (any rating agency described in clause (x) or (y) of this proviso, a "REPLACEMENT RATING AGENCY").

          If any rating established or deemed to have been established by S&P (or, if applicable, a Replacement Rating Agency) shall be changed (other than as a result of a change in the rating system of S&P or such Replacement Rating Agency), such change shall be effective as of the date on which such change is first announced by the rating


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                                       3


agency making such change. If the rating system of S&P (or, if applicable, the then current Replacement Rating Agency) shall change, the Borrower and the Required Lenders shall negotiate in good faith to amend the definitions of "Collateral Release Period" and "Non-Investment Grade Period" to reflect such changed rating system or the non-availability of ratings from S&P (or such Replacement Rating Agency) and, pending the effectiveness of any such amendment, the Applicable Credit Rating shall be determined by reference to the rating most recently in effect from S&P (or such Replacement Rating Agency) prior to such change.

          If an Applicable Credit Rating shall not be available from S&P (or, if applicable, the then current Replacement Rating Agency) and the Administrative Agent shall have designated a Replacement Rating Agency, then the Borrower and the Required Lenders shall negotiate in good faith to amend the definitions of "Collateral Release Period" and "Non-Investment Grade Period" to reflect such Replacement Rating Agency. Pending the appointment of a Replacement Rating Agency and the effectiveness of any such amendment, the Applicable Credit Rating, Collateral Release Period and Non-Investment Grade Period shall be determined by reference to the rating most recently in effect prior to such unavailability.

          "APPLICABLE INSURANCE REGULATORY AUTHORITY" means, when used with respect to any Insurance Subsidiary, the insurance department or similar administrative authority or agency located in (a) each state, the Turks & Caicos Islands or any other jurisdiction in which the Insurance Subsidiary is domiciled or (b) to the extent asserting regulatory jurisdiction over such Insurance Subsidiary, the insurance department, authority or agency in each state, the Turks & Caicos Islands or any other jurisdiction in which such Insurance Company is licensed, and shall include any Federal insurance regulatory department, authority or agency that may be created and that asserts regulatory jurisdiction over such Insurance Subsidiary.

          "APPLICABLE RATE" means, with respect to the Eurocurrency Rate, 1.00% per annum, with respect to the Base Rate, 0.00% per annum, and with respect to the Commitment Fee Rate, 0.25% per annum.

          "APPROVED BANK" has the meaning specified in clause (b) of the definition of "Cash Equivalents".

          "APPROVED FUND" means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

          "ARRANGERS" means (a) J.P. Morgan Securities Inc. and Morgan Stanley Senior Funding Inc., each in its capacity as a Joint Bookrunner and a Joint Lead Arranger under this Agreement, and (b) Goldman Sachs Credit Partners L.P., in its capacity as a Joint Lead Arranger under this Agreement.

          "ASSIGNEES" has the meaning specified in Section 10.07(b).


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                                       4


          "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit D.

          "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

          "ATTRIBUTABLE INDEBTEDNESS" means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

          "AUDITED FINANCIAL STATEMENTS" means (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of each of December 31, 2005, and 2004, (b) the related audited consolidated statements of income, stockholders' equity and cash flows for the Company and its Subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003 and (c) the related consolidating balance sheet and income statement of the Company and its Subsidiaries, as of, and for the fiscal years ended, December 31, 2005, 2004 and 2003.

          "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in Section 2.03(b)(iii).

          "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank as its "prime rate". The "prime rate" is a rate set by JPMorgan Chase Bank based upon various factors including JPMorgan Chase Bank costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMorgan Chase Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

          "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

          "BLACKSTONE INVESTORS" means The Blackstone Group and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.

          "BORROWER" has the meaning set forth in the introductory paragraph to this Agreement.

          "BORROWER NET INCOME" means, for any period, the Consolidated Net Income for such period; PROVIDED that the phrase "Borrower on a stand-alone basis" shall be substituted for "Borrower and the Restricted Subsidiaries" in such definition.

          "BORROWING" means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.


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                                       5


          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City and if such day relates to any interest rate settings as to a Eurocurrency Rate Loan, any fundings, disbursements, settlements or payments in respect of any such Eurocurrency Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in U.S. dollars are conducted by and between banks in the London interbank eurodollar market.

          "CAPITAL EXPENDITURES" means, for any period, the aggregate, without duplication, of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period; PROVIDED that the term "Capital Expenditures" shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (iv) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; PROVIDED that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (v) expenditures that constitute Permitted Acquisitions.

          "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; PROVIDED that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

          "CASH COLLATERAL" has the meaning specified in Section 2.03(g).


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                                       6


          "CASH COLLATERAL ACCOUNT" means a blocked account at JPMorgan Chase Bank (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

          "CASH COLLATERALIZE" has the meaning specified in Section 2.03(g).

          "CASH CONTRIBUTION" means the cash contribution by the Investors to the Merger Cos described in the Information Memorandum dated March 2006.

          "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 12 months from the date of acquisition thereof; PROVIDED that the full faith and credit of the United States is pledged in support thereof;

          (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an "APPROVED BANK"), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

          (c) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

          (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of

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                                       7


     purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

          (e) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody's (or the equivalent thereof);

          (f) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's;

     (g) instruments equivalent to those referred to in clauses
     (a) through (f) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized or operating in such jurisdiction;

     (h) Investments, classified in accordance with GAAP as current assets of the Borrower or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (g) of this definition; and

          (i) in the case of any Insurance Subsidiary, any Investment with a maturity of more than 12 months that would constitute Cash Equivalents of the kind described in any of clauses (a) through (h) of this definition if the maturity of such Investment was 12 months or less; PROVIDED that (1) such Investment is made with the purpose of satisfying future contingent obligations arising out of the Borrower's self-insurance program and (2) the maturity of such Investment is not more than 12 months later than the estimated date of payment of such contingent liabilities measured at the date of such Investment.

          "CASH MANAGEMENT OBLIGATIONS" means obligations owed by Holdings, the Borrower or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

          "CASUALTY EVENT" means any event that gives rise to the receipt by Holdings, the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards, in each case in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.


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                                       8


          "CHANGE OF CONTROL" means:

          (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person at any time prior to the consummation of a Qualifying IPO of the Borrower, other than Holdings, of any Equity Interest in the Borrower,

          (b) at any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, the failure by the Permitted Holders to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, or

          (c) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of Holdings (or the Borrower after the consummation of a Qualifying IPO of the Borrower) and (y) the percentage of the then outstanding voting stock of Holdings (or the Borrower after the consummation of a Qualifying IPO of the Borrower) owned, directly or indirectly, beneficially by the Permitted Holders, or (ii) the board of directors of Holdings (or the Borrower after the consummation of a Qualifying IPO of the Borrower) shall fail to consist of a majority of Continuing Directors.

          "CLASS" (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments or Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans.

          "CLOSING DATE" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01.

          "CODE" means the U.S. Internal Revenue Code of 1986 and rules and regulations related thereto.

          "COLLATERAL" means all the "Collateral" as defined in any Collateral Document.

          "COLLATERAL AGENT" means JPMorgan Chase Bank, in its capacity as collateral agent under any of the Loan Documents, or any successor administrative agent.

          "COLLATERAL AND GUARANTEE REQUIREMENT" means, at any time, the requirement that:

          (a) the Administrative Agent shall have received each Collateral Document required to be delivered pursuant to Section 4.01(a)(iii) on the Closing Date or pursuant to Section 6.11 at such time, duly executed by each Loan Party thereto;

          (b) all Obligations shall have been unconditionally guaranteed (the "GUARANTEES") by Holdings and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary (each, a "GUARANTOR");

          (c) all guarantees issued or to be issued in respect of the Qualified Trust Preferred Securities or any other trust preferred securities issued on or after the Closing Date (i) by the Borrower, shall be subordinated to the Obligations to the same extent that the Junior Subordinated Notes are subordinated to the Obligations, and (ii) by a Subsidiary Guarantor, if any, shall be subordinated to the Guarantees to the same extent that the Junior Subordinated Notes are subordinated to the Obligations;

          (d) the Obligations and the Guarantees shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrower and (ii) all Equity Interests of each wholly owned Subsidiary directly owned by the Borrower or any Guarantor; PROVIDED that pledges of Equity Interests of each Foreign Subsidiary shall be limited to 65% of the issued and outstanding Equity Interests of such Foreign Subsidiary at any time; and

          (e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01.

          The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular Equity Interests if and for so long as, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost of creating or perfecting such pledges or security interests in such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in particular Equity Interests (including extensions beyond the Closing Date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

          Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower.

          "COLLATERAL DOCUMENTS" means, collectively, the Pledge Agreement, Pledge Agreement Supplements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 6.11, 6.13 or 6.15, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

          "COLLATERAL RELEASE PERIOD" shall mean any period during which the Applicable Credit Rating is at least BBB-. Each Collateral Release Period shall commence upon written notice by the Borrower to the Administrative Agent and shall terminate on the first date following the commencement of such Collateral Release Period on which the Applicable Credit Rating is not at least BBB-.

          "COMPANY" means UICI, a Delaware corporation, prior to the consummation of the Mergers.

          "COMMITMENT" means a Term Commitment or a Revolving Credit Commitment, as the context may require.

          "COMMITTED LOAN NOTICE" means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

          "COMPENSATION PERIOD" has the meaning specified in Section
2.12(c)(ii).

          "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C.

          "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income for such period, PLUS:

          (a) without duplication and, except with respect to clause (x) below, to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

          (i) total interest expense and, to the extent not reflected in such total interest expense, any expenses and losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of any income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

          (ii) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, premium, franchise and similar taxes and foreign withholding Taxes paid or accrued during such period,

          (iii) depreciation and amortization,

          (iv) Non-Cash Charges,

          (v) unusual or non-recurring charges, severance costs, relocation costs, charges related to regulatory investigations (and litigation related thereto), and curtailments or modifications to pension and post-retirement employee benefit plans,

          (vi) restructuring charges or restructuring reserves (including restructuring costs related to acquisitions after the date hereof and to closure/consolidation of facilities),

          (vii) any deductions attributable to minority interests (excluding dividends and other distributions paid in cash to the holders of such minority interests),

          (viii) the amount of management, monitoring, transaction, consulting and advisory fees and related expenses paid to the Investors (and any accruals related to such fees and related expenses),

          (ix) any costs or expenses incurred pursuant to any management, agent or employee equity or equity-based plan,

          (x) the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, PROVIDED that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken within 24 months after the Closing Date, (C) no cost savings shall be added pursuant to this clause
     (x) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (x) shall not exceed $30,000,000 for any period consisting of four consecutive quarters, and, LESS

          (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

          (i) unusual or non-recurring income or gains,

          (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

          (iii) gains on asset sales (other than asset sales in the ordinary course of business), and

          (iv) all income from investments recorded using the equity method to the extent that the declaration or payment of dividends or other distributions in cash by the relevant entity is not at the time permitted by Law or any agreement or instrument applicable to the relevant entity, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; PROVIDED that, to the extent included in Consolidated Net Income,

          (i) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133, and

          (ii) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an "ACQUIRED ENTITY OR BUSINESS"), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition), (B) for the purposes of the definition of the term "Permitted Acquisition" and Section 7.09, an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer of the Borrower and delivered to the Lenders and the Administrative Agent and (C) for purposes of determining the Total Leverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a "SOLD ENTITY OR BUSINESS"), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

In addition, Consolidated EBITDA shall be calculated without giving effect to
(a) any gain or loss recognized in determining Consolidated Net Income for such period in respect of post-retirement benefits as a result of the application of Statement of Financial Accounting Standards No. 106 and (b) any gain or loss recognized in determining Consolidated Net Income for such period resulting from the payment of earn-out obligations permitted under Section 7.02. For the purpose of the definition of Consolidated EBITDA, "NON-CASH CHARGES" means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense and (e) other non-cash charges (but excluding any such charge that consists of or requires an accrual of, or cash reserve for, anticipated cash charges in a future period and write-offs or write-downs of accounts receivable that increased Consolidated EBITDA in a prior period).

          "CONSOLIDATED NET INCOME" means, for any period, (i) the net income
(loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) in the case of any period that includes a period ending prior to or during the fiscal year ending December 31, 2006, Transaction Expenses, (d) any fees and expenses incurred during such period, or any amortization or write-off thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income
(loss) for such period attributable to the early extinguishment of Indebtedness or hedging obligations or other derivative instruments and (f) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP, MINUS (ii) the aggregate amount of Restricted Payments made to Holdings in reliance on Section 7.06(g)(ii) for such period. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, other intangible assets, deferred revenue and debt line items required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of the Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.

          "CONSOLIDATED TOTAL ASSETS" means, at any time, the consolidated total assets of the Borrower and the Restricted Subsidiaries, all as set forth in the most recent consolidated balance sheet delivered pursuant to Section 6.01 (or, prior to any such delivery, referred to in Section 5.05), determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED TOTAL DEBT" means, as of any date of determination, the aggregate principal amount of (a) Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases, Disqualified Equity Interests, debt obligations evidenced by promissory notes or similar instruments, MINUS (b) the aggregate amount of cash held in any Cash Collateral Account, MINUS (c) the aggregate amount of cash and Cash Equivalents of the Borrower and the Loan Parties (other than restricted cash and Cash Equivalents and, in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and excluding the aggregate amount of Net Cash Proceeds received by the Borrower pursuant to Section 8.04 during the preceding four fiscal quarters that has not been used to permanently repay Indebtedness) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries in accordance with GAAP, MINUS (d) the aggregate principal amount of the Existing Junior Subordinated Notes and the Junior Subordinated Notes (or any Permitted Refinancing thereof) outstanding on such date, MINUS (e) the aggregate amount of Indebtedness under any Student Loan Credit Facility outstanding on such date.

          "CONTINUING DIRECTORS" means the directors of Holdings on the Closing Date, as elected or appointed after giving effect to the Mergers and the other transactions contemplated hereby, and each other director, if, in each case, such other directors' nomination for election to the board of directors of Holdings (or the Borrower after consummation of a Qualifying IPO of the Borrower) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Borrower after consummation of a Qualifying IPO of the Borrower).

          "CONTRACT CONSIDERATION" has the meaning set forth in the definition of "Excess Cash Flow".

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CONTROL" has the meaning specified in the definition of "Affiliate".

          "CREDIT EXTENSION" means each of the following: (a) a Borrowing and
(b) an L/C Credit Extension.

          "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

          "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

          "DEFAULT RATE" means an interest rate equal to (a) the Base Rate PLUS
(b) the Applicable Rate, if any, applicable to Base Rate Loans PLUS (c) 2.0% per annum; PROVIDED that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable
Rate) otherwise applicable to such Loan PLUS 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

          "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans or participations in L/C Obligations required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

          "DESIGNATED NON-CASH CONSIDERATION" means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

          "DISPOSED EBITDA" means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

          "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; PROVIDED that "Disposition" and "Dispose" shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.

          "DISQUALIFIED EQUITY INTERESTS" means any Equity Interest (excluding any Qualified Trust Preferred Securities), which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans.

          "DLJ INVESTORS" means DLJ Merchant Banking Partners IV, L.P. and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.

          "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

          "ELIGIBLE ASSIGNEE" means any Assignee permitted by and consented to in accordance with Section 10.07(b).

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "EQUITY CONTRIBUTION" means the Rollover Equity together with the Cash Contribution.

          "EQUITY INTERESTS" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units
in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

          "EQUITY INVESTORS" means, collectively, the Investors, the Management Stockholders and the Agent Stockholders.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

          "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

          "EUROCURRENCY RATE" means, for any Interest Period with respect to any Eurocurrency Rate Loan, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "EUROCURRENCY RATE" with respect to such Eurocurrency Rate Loan for such Interest Period shall be the rate at which U.S. dollar deposits of an amount comparable to the amount of such Eurocurrency Rate Loan and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "EUROCURRENCY RATE LOAN" means a Loan that bears interest at a rate based on the Eurocurrency Rate.

          "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

          "EXCESS CASH FLOW" means, for any period, an amount equal to the excess of:

          (a) the sum, without duplication, of:

          (i) Borrower Net Income for such period,

          (ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Borrower Net Income,

          (iii) decreases in assets and increases in liabilities reflected as cash flows from operating activities on the cash flows statement of the Borrower for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period), and

          (iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Borrower Net Income; over

          (b) the sum, without duplication, of:

          (i) an amount equal to the amount of all non-cash credits included in arriving at such Borrower Net Income (including equity in undistributed earnings of Subsidiaries) and cash charges included in clauses (a) through (e) of the definition of Consolidated Net Income (as applied to the calculation of Borrower Net Income),

          (ii) without duplication of amounts deducted pursuant to clause
     (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period by the Borrower, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness or the issuance of, or contribution in respect of, Equity Interests of the Borrower,

          (iii) the aggregate amount of all principal payments of Indebtedness of the Borrower (including the principal component of payments in respect of Capitalized Leases but excluding (A) all prepayments of Term Loans and (B) all prepayments of Revolving Credit Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of Indebtedness or the issuance of, or contribution in respect of, Equity Interests of the Borrower,

          (iv) an amount equal to the aggregate net gain on Dispositions by the Borrower during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Borrower Net Income,

          (v) increases in assets and decreases in liabilities reflected as cash flows from operating activities on the cash flows statement of the Borrower for such period (other than any such increases arising from acquisitions by the Borrower during such period),

          (vi) cash payments by the Borrower during such period in respect of long-term liabilities of the Borrower other than Indebtedness,

          (vii) without duplication of amounts deducted pursuant to clause
     (xi) below in prior fiscal years, the amount of Investments and acquisitions made by the Borrower during such period pursuant to Section
     7.02 (other than Section 7.02(a)), except to the extent that such Investments and acquisitions were financed with the proceeds of Indebtedness or the issuance of, or contribution in respect of, Equity Interests of the Borrower,

          (viii) the amount of Restricted Payments made by the Borrower during such period pursuant to Section 7.06 (other than Section 7.06(g)(ii) and Section 7.06(i)), except to the extent such Restricted Payments were financed with the proceeds of Indebtedness or the issuance of, or contribution in respect of, Equity Interests of the Borrower,

          (ix) the aggregate amount of expenditures actually made by the Borrower in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, except to the extent such expenditures were financed with the proceeds of Indebtedness or the issuance of, or contribution in respect of, Equity Interests of the Borrower,

          (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower during such period that are required to be made in connection with any prepayment of Indebtedness,

          (xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the "CONTRACT CONSIDERATION") entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, PROVIDED that to the extent the aggregate amount of cash (other than cash proceeds of Indebtedness or the issuance of, or contribution in respect of, Equity Interests of the Borrower) actually utilized to finance such Permitted Acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

          (xii) to the extent not deducted in determining Borrower Net Income for such period, the amount of cash taxes paid or payable, directly or indirectly, by the Borrower,

          (xiii) the amount of dividends, distributions or advances made by the Borrower during such period to fund the repurchase of agent shares,

          (xiv) the amount of dividends or distributions made by any Subsidiary to the Borrower resulting from the Dispositions permitted by
     Section 7.05,

          (xv) the amount of any reserve established during such period for expenses reasonably estimated by the Borrower in good faith to be payable within the succeeding fiscal year, PROVIDED that to the extent any such reserve is reversed in any subsequent fiscal year, then the amount of such reversal shall be added to the calculation of Excess Cash Flow in such subsequent fiscal year.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          "EXCLUDED SUBSIDIARY" means (a) any Insurance Subsidiary, (b) any Subsidiary that is not a wholly owned Subsidiary for so long as such Subsidiary is not wholly owned, (c) any Immaterial Subsidiary, (d) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (e) any statutory trust created for the purpose of issuing any trust preferred securities, (f) the Student Loan Subsidiary and (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

          "EXCLUDED TAXES" has the meaning specified in Section 3.01(a).

          "EXISTING JUNIOR SUBORDINATED NOTES" means the Borrower's Floating Rate Junior Subordinated Notes due 2036, in an aggregate principal amount of $15,500,000 issued on April 29, 2004, pursuant to the Existing Junior Subordinated Notes Indenture.

          "EXISTING LETTER OF CREDIT" means any letter of credit previously issued for the account of the Borrower or any Subsidiary by JPMorgan Chase, N.A., or its Affiliate that is (a) outstanding on the Closing Date and (b) listed on Schedule 1.01C.

          "EXISTING PREFERRED SECURITIES" means the trust preferred securities of UICI Capital Trust 1, a Delaware statutory trust, which upon completion of the Transaction shall be a direct subsidiary of the Borrower, issued on or about April 29, 2004.

          "EXISTING JUNIOR SUBORDINATED NOTES INDENTURE" means the Junior Subordinated Indenture dated as of April 29, 2004, between the Company and JPMorgan Chase Bank, a New York banking corporation, as Trustee, under which the Existing Junior Subordinated Notes were issued.

          "FACILITY" means the Term Loans, the Revolving Credit Facility or the Letter of Credit Sublimit, as the context may require.

          "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMorgan Chase Bank on such day on such transactions as determined by the Administrative Agent.

          "FOREIGN LENDER" has the meaning specified in Section 10.15(a)(i).

          "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "FRB" means the Board of Governors of the Federal Reserve System of the United States.

          "FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

          "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time; PROVIDED, HOWEVER, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          "GOLDMAN INVESTORS" means GS Capital Partners V. Fund, L.P. and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GRANTING LENDER" has the meaning specified in Section 10.07(h).

          "GUARANTEE" means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); PROVIDED, HOWEVER, that the term "Guarantee" shall not include (A) endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or (B) obligations of Insurance Subsidiaries under Insurance Contracts, Reinsurance Agreements or Retrocession Agreements. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

          "GUARANTORS" has the meaning set forth in the definition of "Collateral and Guarantee Requirement".

          "GUARANTY" means, collectively, (i) the Guaranty made by Holdings and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E, and (ii) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGE BANK" means (a) any Person that is a Lender or an Affiliate of a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, and (b) Morgan Stanley Capital Services, Inc. or an Affiliate in its capacity as a party to those certain interest rate swap agreements assigned to the Borrower on the Closing Date.

          "HOLDINGS" has the meaning set forth in the introductory paragraph to this Agreement.

          "HONOR DATE" has the meaning specified in Section 2.03(c)(i).

          "IMMATERIAL SUBSIDIARY" means each Subsidiary of the Borrower that (a) for the most recent fiscal period for which financial statements of the Borrower have been delivered to the Administrative Agent pursuant to Section 6.01 (or, prior to any such delivery, referred to in Section 5.05), had revenues not in excess of 2% of the consolidated revenues of the Borrower and the Restricted Subsidiaries and (b) as of the end of such fiscal quarter, had assets not in excess of 2% of Consolidated Total Assets, in each case as shown on the consolidating financial statements of the Borrower for such fiscal quarter; PROVIDED that, as of the Closing Date, each entity listed as an "Immaterial Subsidiary" on Schedule 1.01B shall be an Immaterial Subsidiary; and PROVIDED FURTHER that the Immaterial Subsidiaries, collectively, shall not have at any time (x) aggregate revenues in excess of 7% of the consolidated revenues of the Borrower and the Restricted Subsidiaries or
(y) aggregate assets in excess of 7% of Consolidated Total Assets.

          "INCREMENTAL AMENDMENT" has the meaning set forth in Section 2.14(a).

          "INCREMENTAL FACILITY CLOSING DATE" has the meaning set forth in
Section 2.14(a).

          "INCREMENTAL TERM LOANS" has the meaning set forth in Section 2.14(a).

          "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business that are due within six months of the incurrence thereof and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) all Attributable Indebtedness;

          (g) all obligations of such Person in respect of Disqualified Equity Interests; and

          (h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person's liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and
(B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

          "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 10.05.

          "INDEMNITEES" has the meaning set forth in Section 10.05.

          "INFORMATION" has the meaning specified in Section 10.08.

          "INSURANCE BUSINESS" means one or more aspects of the business of (a) selling or underwriting health or life insurance or (b) reinsurance substantially related to such insurance.

          "INSURANCE CONTRACT" means any insurance contract or policy issued by an Insurance Subsidiary but shall not include any Reinsurance Agreement or Retrocession Agreement.

          "INSURANCE SUBSIDIARY" means any Subsidiary of the Borrower, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction and is regulated by the insurance department or similar regulatory authority of such jurisdiction and each of such Person's respective employees, officers or directors.

          "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; PROVIDED that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

          "INTEREST PERIOD" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available by each Lender of such Eurocurrency Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Borrower in its Committed Loan Notice; PROVIDED that:

          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

          (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

          (d) the initial Interest Period for any Eurocurrency Rate Loans made on the Closing Date may be for a period less than one month, PROVIDED that such period shall be reasonably acceptable to the Administrative Agent and each of the Lenders.

          "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "INVESTORS" means, collectively, the DLJ Investors, the Blackstone Investors and the Goldman Investors.

          "IP RIGHTS" has the meaning set forth in Section 5.15.

          "JPMORGAN CHASE BANK" means JPMorgan Chase Bank, N.A. and its successors.

          "JUNIOR FINANCING" means any Indebtedness that is required to be subordinated to the Obligations pursuant to the terms of the Loan Documents, including the Existing Junior Subordinated Notes and the Junior Subordinated Notes.

          "JUNIOR FINANCING DOCUMENTATION" means any documentation governing any Junior Financing.

          "JUNIOR SUBORDINATED FIXED RATE NOTES" means the Borrower's Fixed Rate Junior Subordinated Notes due 2036, in an aggregate principal amount of $50,000,000 issued on April 5, 2006 pursuant to the Junior Subordinated Fixed Rate Notes Indenture.

          "JUNIOR SUBORDINATED FIXED RATE NOTES INDENTURE" means the Junior Subordinated Notes Indenture dated as of April 5, 2006, between the Borrower and the trustee named therein from time to time under which the Junior Subordinated Fixed Rate Notes were issued.

          "JUNIOR SUBORDINATED FLOATING RATE NOTES" means the Borrower's Floating Rate Junior Subordinated Notes due 2036, in an aggregate principal amount of $50,000,000 issued on April 5, 2006 pursuant to the Junior Subordinated Floating Rate Notes Indenture.

          "JUNIOR SUBORDINATED FLOATING RATE NOTES INDENTURE" means the Junior Subordinated Notes Indenture dated as of April 5, 2006, between the Borrower and the trustee named therein from time to time under which the Junior Subordinated Floating Rate Notes.

          "JUNIOR SUBORDINATED NOTES" means, collectively, the Junior Subordinated Fixed Rate Notes and the Junior Subordinated Floating Rate Notes.

          "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          "L/C ADVANCE" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

          "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

          "L/C ISSUER" means JPMorgan Chase Bank and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(k) or 10.07(j), in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          "L/C OBLIGATIONS" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

          "LENDER" has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes any L/C Issuers, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Lender".

          "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

          "LETTER OF CREDIT" means (a) any Existing Letter of Credit and (b) any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

          "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

          "LETTER OF CREDIT EXPIRATION DATE" means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, security interest or other similar encumbrance (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

          "LOAN" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Term Loan or a Revolving Credit Loan.

          "LOAN DOCUMENTS" means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents and (v) each Letter of Credit Application.

          "LOAN PARTIES" means, collectively, the Borrower and each Guarantor.

          "MANAGEMENT AGREEMENT" means the management agreement between certain management companies associated with the Investors and Holdings.

          "MANAGEMENT STOCKHOLDERS" means the members of management of Holdings, the Borrower or its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

          "MANAGEMENT TERMINATION FEE" means the one time payment under the Management Agreement of a termination fee to the Investors or their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO or as otherwise provided therein.

          "MASTER AGREEMENT" has the meaning specified in the definition of "Swap Contract".

          "MATERIAL ADVERSE CHANGE" means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, has had or would reasonably be expected to have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries, taken as a whole, or would reasonably be expected to prevent or materially impair or materially delay the ability of the Borrower to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; PROVIDED, HOWEVER, that none of the following, alone or in combination, will be deemed to constitute, nor will any of the following be taken into account in determining whether there has been, or would reasonably be expected to be, a "Material Adverse Change", except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Borrower and the Subsidiaries as compared to other Persons in the health and life insurance industry: any event, circumstance, change or effect resulting from or relating to (i) changes in general political, economic or financial market conditions, (ii) changes affecting the health and life insurance industry, or
(iii) seasonal fluctuations in the business of the Borrower and the Subsidiaries consistent with past fluctuations; and, PROVIDED FURTHER, that the death of Ronald C. Jensen on September 2, 2005, will not be deemed to constitute, and will not be taken into account in determining whether there has been or would reasonably be expected to be, a "Material Adverse Change".

          "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

          "MATURITY DATE" means (a) with respect to the Revolving Credit Facility, April 5, 2011, (b) with respect to the Term Loans, April 5, 2012, and
(c) with respect to any Incremental Term Loan, if any, the date as specified in the applicable Incremental Amendment.

          "MAXIMUM RATE" has the meaning specified in Section 10.10.

          "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of September 15, 2005, by and among Premium Finance LLC, a Delaware limited liability company, Mulberry Finance Co., Inc., a Delaware corporation, DLJMB IV First Merger LLC, a Delaware limited liability company, Merger Co1, Merger Co2, Merger Co3 and Holdings.

          "MERGER CONSIDERATION" means the total funds required to consummate the Mergers.

          "MERGER COS" means, collectively, Merger Co1, Merger Co2 and Merger
Co3.

          "MERGER CO1" means Premium Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Blackstone Investors.

          "MERGER CO2" means Mulberry Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Goldman Investors.

          "MERGER CO3" means DLJMB IV First Merger Co Acquisition Inc., a Delaware corporation and wholly owned subsidiary of the DLJ Investors.

          "MERGERS" means the merger, pursuant to the Merger Agreement of each of the Merger Cos with and into Holdings, with Holdings as the surviving corporation.

          "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

          "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

          "NET CASH PROCEEDS" means: (a) with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that "Net Cash Proceeds" shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; PROVIDED that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $1,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $5,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and (b) with respect to the issuance of any Permitted Equity Issuance, the excess, if any, of (i) the sum of the cash received in connection with such issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such issuance.

          "NON-CASH CHARGES" has the meaning set forth in the definition of the term "Consolidated EBITDA".

          "NON-CONSENTING LENDER" has the meaning specified in Section 3.07(d).

          "NON-EXCLUDED TAXES" has the meaning specified in Section 3.01(a).

          "NON-INVESTMENT GRADE PERIOD" means any period during which the Applicable Credit Rating is not at least BBB-.

          "NONRENEWAL NOTICE DATE" has the meaning specified in Section 2.03(b)(iii).

          "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

          "NOTICE OF INTENT TO CURE" has the meaning specified in Section
6.02(b).

          "OBLIGATIONS" means all (a) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) obligations of any Loan Party arising under any Secured Hedge Agreement and (c) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (x) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (y) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the by-laws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

          "OTHER TAXES" has the meaning specified in Section 3.01(b).

          "OUTSTANDING AMOUNT" means (a) with respect to the Term Loans and Revolving Credit Loans on any date, the aggregate principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing), as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the aggregate principal amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "PARTICIPANT" has the meaning specified in Section 10.07(e).

          "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity performing similar functions.

          "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

          "PERMITTED ACQUISITION" means any acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Borrower (including a result of a merger or consolidation that is permitted pursuant to Section 7.02(i)).

          "PERMITTED EQUITY ISSUANCE" means any sale or issuance of any Qualified Equity Interests of Holdings or any parent of Holdings (and, after a Qualifying IPO of the Borrower, of the Borrower) to the extent not prohibited hereunder.

          "PERMITTED HOLDERS" means each of (i) the Investors, (ii) the Management Stockholders and (iii) the Agent Stockholders; PROVIDED that if the Management Stockholders and the Agent Stockholders, collectively, own beneficially or of record more than twenty percent (20%) of the outstanding voting stock of Holdings (or, after a Qualifying IPO of the Borrower, of the Borrower) in the aggregate, the Management Stockholders and the Agent Stockholders shall be treated as Permitted Holders of only twenty percent (20%) of the outstanding voting stock of Holdings (or, after a Qualifying IPO of the Borrower, of the Borrower) at such time.

          "PERMITTED INVESTMENT" has the meaning specified in Section 7.02(i).

          "PERMITTED REFINANCING" means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; PROVIDED that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension (i) has a final maturity date equal to or later than the earlier of (A) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended, or (B) 91 days after (x) the Maturity Date of the Term Loans or (y) if later, the Maturity Date of any Incremental Term Loan outstanding on the date of issuance of such Indebtedness, and (ii) has a Weighted Average Life to Maturity equal to or greater than the earlier of (A) the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended or (B) 91 days after (x) the Maturity Date of the Term Loans or (y) if later, the Maturity Date of any Incremental Term Loan outstanding on the date of issuance of such Indebtedness, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (f) such modification, refinancing, refunding, renewal or extension shall not be incurred by any obligor that was not an obligor with respect to the Indebtedness being modified, refinanced, refunded, renewed or extended.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

          "PLEDGE AGREEMENT" means, collectively, the Pledge Agreement executed by Holdings and the Borrower substantially in the form of Exhibit F, together with each other Pledge Agreement Supplement executed and delivered pursuant to
Section 6.11.

          "PLEDGE AGREEMENT SUPPLEMENT" has the meaning specified in the Pledge Agreement.

          "PLEDGED EQUITY" has the meaning specified in the Pledge Agreement.

          "POST-ACQUISITION PERIOD" means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

          "PREFERRED SECURITIES" means (a) the floating rate preferred securities issued on April 5, 2006, by Healthmarkets Capital Trust I, a Delaware statutory trust that is a Subsidiary of the Borrower and (b) the fixed rate preferred securities issued on April 5, 2006, by Healthmarkets Capital Trust II, a Delaware statutory trust that is a Subsidiary of the Borrower, in each case the proceeds of which shall have been used to purchase Junior Subordinated Notes.

          "PRO FORMA ADJUSTMENT" means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; PROVIDED that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; PROVIDED FURTHER that any such pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

          "PRO FORMA BALANCE SHEET" has the meaning set forth in Section 5.05(a)(ii).

          "PRO FORMA BASIS", "PRO FORMA COMPLIANCE" and "PRO FORMA EFFECT" mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of "Specified Transaction", shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; PROVIDED that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or
(ii) otherwise consistent with the definition of Pro Forma Adjustment.

          "PRO RATA SHARE" means, with respect to each Lender at any time a fraction, the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; PROVIDED that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

          "PROJECTIONS" shall have the meaning set forth in Section 6.01(c).

          "QUALIFIED EQUITY INTERESTS" means any Equity Interests that are not Disqualified Equity Interests.

          "QUALIFIED TRUST PREFERRED SECURITIES" means, collectively, the Existing Preferred Securities, the Preferred Securities and any other trust preferred securities (a) issued by a statutory trust formed by Holdings or the Borrower, (b) with terms and conditions substantially similar to the Preferred Securities and (c) the proceeds of which shall have been used to purchase junior subordinated notes issued by Holdings or the Borrower with terms and conditions substantially similar to the Junior Subordinated Notes.

          "QUALIFYING IPO" means a bona fide underwritten initial public offering of voting common Equity Interests of Holdings or the Borrower (or any parent of Holdings) newly issued by Holdings or the Borrower (or any parent of Holdings) or held in treasury resulting in receipt by Holdings or the Borrower (or any parent of Holdings), as the case may be, of at least $200,000,000 of Net Cash Proceeds.

          "REGISTER" has the meaning set forth in Section 10.07(d).

          "REINSURANCE AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers, as reinsurers, assume liabilities under insurance policies or agreements issued by another insurance or reinsurance company or companies.

          "REPLACEMENT RATING AGENCY" has the meaning set forth in the definition of "Applicable Credit Rating".

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

          "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

          "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate principal amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments, and (c) aggregate unused Revolving Credit Commitments; PROVIDED that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

          "RESPONSIBLE OFFICER" means (a) the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and (b) as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party or, in each case, if such Loan Party is a limited liability company, the member or manager of such Loan Party delegated the authority customary for such an officer or secretary.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof).

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

          "RESTRUCTURING" means the transfer by Holdings to the Borrower of substantially all of Holdings' assets (including substantially all the equity interests of Holdings' Subsidiaries (other than the Borrower)) and certain liabilities held by Holdings as of the Closing Date, which transfer shall have occurred substantially simultaneously with the consummation of the Mergers.

          "RETROCESSION AGREEMENT" means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaries, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaries under another Retrocession Agreement.

          "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(d).

          "REVOLVING CREDIT COMMITMENT" means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) and (b) purchase participations in L/C Obligations in respect of Letters of Credit, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender's name, on Schedule 2.01 under the caption "Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $75,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

          "REVOLVING CREDIT EXPOSURE" means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender's Revolving Credit Loans and its Pro Rata Share of the L/C Obligations at such time.

          "REVOLVING CREDIT FACILITY" means, at any time, the aggregate principal amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

          "REVOLVING CREDIT LENDER" means, at any time, any Lender that has a Revolving Credit Commitment at such time.

          "REVOLVING CREDIT LOAN" has the meaning specified in Section 2.01(b).

          "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of such Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

          "ROLLOVER EQUITY" means the amount of rollover equity in Holdings not in excess of the type and amounts described in the Information Memorandum dated March 2006.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "SECURED HEDGE AGREEMENT" means any Swap Contract permitted under
Article VII to which any Loan Party or any Subsidiary and any Hedge Bank are parties.

          "SECURED OBLIGATIONS" has the meaning specified in the Pledge
Agreement.

          "SECURED PARTIES" means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, any Supplemental Administrative Agent and each co-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

          "SECURITIES ACT" means the Securities Act of 1933.

          "SOLD ENTITY OR BUSINESS" has the meaning set forth in the definition of the term "Consolidated EBITDA".

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "SPC" has the meaning specified in Section 10.07(h).

          "SPECIFIED TRANSACTION" means, with respect to any period, the Transaction and any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Agreement requires "Pro Forma Compliance" with a test or covenant hereunder or requires such test or covenant to be calculated on a "Pro Forma Basis".

          "STAR" means the business of designing, underwriting and marketing limited benefit group health insurance plans for entry level, high turnover, and hourly employees of commercial clients, conducted as the Star HRG Division of The MEGA Life and Health Insurance Company.

          "STUDENT" means the business of designing, underwriting and marketing group health insurance programs covering individual students at colleges and universities and accident policies for students at public and private schools in pre-kindergarten through grade 12, conducted as the Student Insurance Division of The MEGA Life and Health Insurance Company.

          "STUDENT LOAN CREDIT FACILITY" means any credit facility pursuant to which any Student Loan Subsidiary incurs Indebtedness in the ordinary course of business, PROVIDED that (a) such Indebtedness is not guaranteed by Holdings, the Borrower or any Subsidiary and (b) the obligations in respect of which are secured solely by such Student Loan Subsidiary's student loans and accrued interest thereon and cash and Cash Equivalents held by such Student Loan Subsidiary.

          "STUDENT LOAN SUBSIDIARY" means CFLD-I, Inc., a Delaware corporation and wholly owned Subsidiary of the Borrower.

          "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "SUBSIDIARY GUARANTOR" means, collectively, the Subsidiaries of the Borrower that are Guarantors.

          "SUCCESSOR COMPANY" has the meaning specified in Section 7.04(d).

          "SUPPLEMENTAL ADMINISTRATIVE AGENT" has the meaning specified in
Section 9.13 and "Supplemental Administrative Agents" shall have the corresponding meaning.

          "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

          "SYNDICATION AGENT" means Morgan Stanley Senior Funding Inc., as Syndication Agent under this Agreement.

          "TAXES" has the meaning specified in Section 3.01(a).

          "TERM BORROWING" means a borrowing consisting of simultaneous Term Loans of the same Type.

          "TERM COMMITMENT" means, as to each Term Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01(a) under the caption "Term Commitment" or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments is $500,000,000.

          "TERM LENDER" means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

          "TERM LOAN" means a Loan pursuant to Section 2.01(a).

          "TERM NOTE" means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

          "TEST PERIOD" means, for any determination under this Agreement, the four consecutive fiscal quarters of the Borrower then last ended.

          "THRESHOLD AMOUNT" means $20,000,000.

          "TOTAL LEVERAGE RATIO" means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to
(b) Consolidated EBITDA for such Test Period.

          "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

          "TRANSACTION" means, collectively, (a) the Restructuring, (b) the Equity Contribution, (c) the Mergers, (d) the issuance of the Junior Subordinated Notes and the Preferred Securities, (e) the funding of the Term Loans and (if any) Revolving Loans on

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                                       41


the Closing Date, (f) consummation of any other transactions in connection with the foregoing and (g) the payment of the fees and expenses incurred in connection with any of the foregoing.

          "TRANSACTION EXPENSES" means any fees, bonuses or expenses incurred or paid by Holdings, the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

          "TYPE" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

          "UNITED STATES" and "U.S." mean the United States of America.

          "UNREIMBURSED AMOUNT" has the meaning set forth in Section 2.03(c)(i).

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Borrower designated by the board of directors of Holdings as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof, PROVIDED that (a) no Insurance Subsidiary shall be an "Unrestricted Subsidiary" and (b) each Investment in such Subsidiary by the Borrower or any Restricted Subsidiary is permitted under Section 7.02.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED" means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director's qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

          SECTION 1.02. OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) Derivatives of defined terms have correlative meanings.

          (c) The words "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (d) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (e) The term "including" is by way of example and not limitation.

          (f) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (g) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including".

          (h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

          SECTION 1.03. ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

          (b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any Test Period during which any Specified Transaction occurs, the Total Leverage Ratio shall be calculated with respect to such Test Period and such Specified Transaction on a Pro Forma Basis.

          SECTION 1.04. ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

          SECTION 1.05. REFERENCES TO AGREEMENTS, LAWS, ETC. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other

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                                       43


modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

          SECTION 1.06. TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

          SECTION 1.07. TIMING OF PAYMENT OF PERFORMANCE. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

                                   ARTICLE II

                     THE COMMITMENTS AND CREDIT EXTENSIONS

          SECTION 2.01. THE LOANS. (a) THE TERM BORROWINGS. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make to the Borrower a single loan denominated in U.S. dollars in a principal amount equal to such Term Lender's Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

          (b) THE REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in U.S. dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a "REVOLVING CREDIT LOAN") from time to time, on any Business Day until the Maturity Date, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; PROVIDED that after giving effect to any Revolving Credit Borrowing, the aggregate outstanding principal amount at such time of the Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the outstanding principal amount at such time of all L/C Obligations shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

          SECTION 2.02. BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York City time)

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                                       44


(i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans or any conversion of Base Rate Loans to Eurocurrency Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and
(v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Revolving Credit Lender or Term Lender, as the case may be, shall make the amount of its Loan available to the Administrative Agent in immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Credit Lenders or Term Lenders, as the case may be, not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of JPMorgan Chase Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; PROVIDED that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied by the Borrower, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

          (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan unless the Borrower pays the amount due, if any, under
Section 3.05 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurocurrency Rate Loans.

          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the JPMorgan Chase Bank prime rate used in determining the Base Rate promptly following the public announcement of such change.

          (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than twenty (20) Interest Periods in effect.

          (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. LETTERS OF CREDIT. (a) THE LETTER OF CREDIT COMMITMENT.
(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower (PROVIDED that any Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with
Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; PROVIDED that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender's Revolving Credit Commitment or (y) the outstanding principal amount of the L/C Obligations at such time would exceed $35,000,000. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. For purposes of this Agreement and the other Loan Documents, each Existing Letter of Credit is deemed to be a letter of credit issued hereunder.

          (ii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                    (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

                    (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                    (C) the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer; or

                    (D) such Letter of Credit is in an initial amount less than $250,000 or such lesser amount as the L/C Issuer may agree.

          (iii) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

          (iv) The expiry date of such requested Letter of Credit may occur after the Letter of Credit Expiration Date if the L/C Issuer so agrees, PROVIDED that the Borrower shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer in an amount equal to 105% of the face amount of each such Letter of Credit on or prior to the date that is 91 days prior to the Letter of Credit Expiration Date.

          (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-RENEWAL LETTERS OF CREDIT. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to

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                                       47


the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:30 p.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C
Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof;
(d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of the Letter of Credit and any certificate, if any, to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

          (ii) Promptly after receipt of any Letter of Credit
     Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); PROVIDED that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

          (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following any payment by an L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Revolving Credit Lender's Pro Rata Share thereof. In such event, the Borrower shall request a Revolving Credit Borrowing of Base Rate Loans in accordance with Section 2.02 to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Revolving Credit Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this
Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in U.S. dollars, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Revolving Credit Lenders in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

          (v) Each Revolving Credit Lender's obligation to make
     Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or
     (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in
     Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

          (d) REPAYMENT OF PARTICIPATIONS. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding).

          (ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
     Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations any Loan Party in respect of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

PROVIDED that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

          (f) ROLE OF L/C ISSUERS. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of
Section 2.03(e); PROVIDED that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight

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                                       52


draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g) CASH COLLATERAL. If (i) any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to
Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations plus interest and fees due thereon (in an amount equal to such Outstanding Amount, interest and fees determined as of the date of such Event of Default), and shall do so not later than 2:00 P.M., New York City time, on (x) in the case of the immediately preceding clause (i),
(1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 Noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances ("CASH COLLATERAL") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at JPMorgan Chase Bank and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at JPMorgan Chase Bank as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount plus interest and fees over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent any Event of Default has been cured or waived, the amount of cash collateral shall be refunded to the Borrower.

          (h) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate with respect to the Eurocurrency Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in U.S. dollars on the third Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (i) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUERS. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.25% per annum of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the third Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

          (j) CONFLICT WITH LETTER OF CREDIT APPLICATION. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          (k) ADDITION OF AN L/C ISSUER. A Revolving Credit Lender may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

          SECTION 2.04. [Reserved].

          SECTION 2.05. PREPAYMENTS. (a) OPTIONAL. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; PROVIDED that (1) such notice must be received by the Administrative Agent not later than 12:30 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Revolving Credit Lender or Term Lender, as the case may be, of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Revolving Credit Lenders or Term Lenders, as the case may be, in accordance with their respective Pro Rata Shares.

          (ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

          (b) MANDATORY. (i) If the Applicable Credit Rating is not at least BBB- as of the end of any fiscal year, within five (5) Business Days after the financial statements have been delivered pursuant to Section 6.01(a) in respect of such fiscal year and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for (1) the period from but excluding the Closing Date to December 31, 2006, covered by such financial statements and (2) thereafter, the fiscal year covered by such financial statements MINUS (B) the sum of (x) all voluntary prepayments of Term Loans during such fiscal year and (y) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (x) and (y), to the extent such prepayments are not funded with the proceeds of Indebtedness; PROVIDED that (A) the percentage in Section 2.05(b)(i) shall be reduced to 25% if the Total Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 1.4 to 1.0 and greater than or equal to
1.1 to 1.0 and (B) no payment of any Loans shall be required under this Section 2.05(b)(i) if the Total Leverage Ratio as of the last day of the fiscal year covered by such financial statements was less than 1.1 to 1.0.

          (ii) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED that the Borrower shall not be required to Cash

     Collateralize the L/C Obligations pursuant to this Section 2.05(b)(ii) unless after the prepayment in full of the Revolving Credit Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

          (iii) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a); and each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares, subject to clause (v) of this Section 2.05(b).

          (iv) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clause (i) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower's prepayment notice and of such Term Lender's Pro Rata Share of the prepayment.

          (v) FUNDING LOSSES, ETC. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to
     Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05(b) other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this
     Section 2.05(b).

          SECTION 2.06. TERMINATION OR REDUCTION OF COMMITMENTS. (a) OPTIONAL. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; PROVIDED that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a

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                                       56


refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

          (b) MANDATORY. The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Term Lender's Term Loans pursuant to Section 2.01(a).

          (c) APPLICATION OF COMMITMENT REDUCTIONS; PAYMENT OF FEES. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender's Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

          SECTION 2.07. REPAYMENT OF LOANS. (a) TERM LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders
(i) on the last Business Day of each March, June, September and December, commencing on June 30, 2006, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.

          (b) REVOLVING CREDIT LOANS. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

          SECTION 2.08. INTEREST. (a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate, and
(ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

          (b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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                                       57


          SECTION 2.09. FEES. In addition to certain fees described in Sections 2.03(h) and (i):

          (a) COMMITMENT FEE. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations; PROVIDED that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and PROVIDED FURTHER that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times from the date hereof until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the third Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears.

          (b) OTHER FEES. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

          SECTION 2.10. COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by JPMorgan Chase Bank's "prime rate" shall be made on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty-six (366) days in a leap year) and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.11. EVIDENCE OF INDEBTEDNESS. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation
Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be

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                                       58


PRIMA FACIE evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

          (b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; PROVIDED that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

          SECTION 2.12. PAYMENTS GENERALLY. (a) Except as otherwise required by Sections 3.01 and 10.15, all payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Borrower in U.S. dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

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                                       59


          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; PROVIDED that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

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          A notice of the Administrative Agent to any Lender or the Borrower
with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

          (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds to such Lender, without interest.

          (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

          (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

          (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in
Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender's Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

          SECTION 2.13. SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in

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respect of such Loans or such participations, as the case may be, pro rata with each of them; PROVIDED that (i) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (x) the amount of such paying Lender's required repayment to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

          SECTION 2.14. INCREMENTAL CREDIT EXTENSIONS. The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request one or more additional tranches of term loans (the "INCREMENTAL TERM LOANS"); PROVIDED that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (ii) the Borrower shall be in compliance with each of the covenants set forth in Section 7.09 determined on a Pro Forma Basis as of the last day of the most recent Test Period. The aggregate principal amount of the Incremental Term Loans shall not exceed $100,000,000 and the principal amount of each Incremental Term Loan shall not be less than $25,000,000. The Incremental Term Loans (a) shall rank PARI PASSU or junior in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date with respect to the Term Loans and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Term Facility, (c) except as set forth above, shall be treated substantially the same as (and in any event, no more favorably than) the Term Loans (in each case, including with

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                                       62


respect to mandatory and voluntary prepayments) and (d) will accrue interest at rates determined by the Borrower and the lenders providing such Incremental Term Loans, which rates may be higher or lower than the rates applicable to the Term Loans; PROVIDED that (i) if the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Term Loans) relating to the Incremental Term Loans exceeds the Applicable Rate relating to the Term Loans by more than 0.25%, the Applicable Rate relating to the Term Loans shall be adjusted to be equal to the Applicable Rate (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount payable to all Lenders providing such Incremental Term Loans) relating to the applicable Incremental Term Loans minus 0.25%. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Incremental Term Loans may be made by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan equal to its pro rata share of the Term Loans, on terms permitted in this
Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an "ADDITIONAL LENDER"), PROVIDED that (1) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender's or Additional Lender's making such Incremental Term Loans if such consent would be required under Section 10.07(b) for an assignment of Loans to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans shall become Commitments under this Agreement pursuant to an amendment (an "INCREMENTAL AMENDMENT") to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an "INCREMENTAL FACILITY CLOSING DATE") of each of the conditions set forth in Section 4.02 (it being understood that all references to "the date of such Credit Extension" or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower will use the proceeds of the Incremental Term Loans for general corporate purposes. No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees.

                                  ARTICLE III

                TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

          SECTION 3.01. TAXES. (a) Except as provided in this Section 3.01, any and all payments by the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies,

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                                       63


imposts, deductions, assessments, fees, withholdings or similar charges, (including additions to tax, penalties and interest with respect thereto) imposed by any Governmental Authority ("TAXES"), excluding, in the case of each Agent and each Lender, Taxes imposed on or measured by its net income or gross income (including branch profits (or similar) Taxes), and franchise (and similar) Taxes imposed on it in lieu of net income Taxes, (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, or (ii) by any jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Agent or such Lender, as the case may be, and the jurisdiction (or any political subdivision thereof) imposing such Taxes (other than any such connection arising solely from the Administrative Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Documents), in each case including all liabilities (including additions to tax, penalties and interest) with respect thereto (such excluded Taxes being hereinafter referred to as "EXCLUDED TAXES" and all Taxes other than Excluded Taxes and Other Taxes being hereinafter referred to as "NON-EXCLUDED TAXES"). If the Borrower shall be required by any Laws to deduct any Non-Excluded Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions with respect to Non-Excluded Taxes or Other Taxes been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty
(30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof (to the extent such a receipt is issued therefor), or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower shall have been required by any Laws to deduct and pay any Non-Excluded or Other Taxes and fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence with respect to such payment, the Borrower shall indemnify such Agent and such Lender for any incremental Taxes that become payable by such Agent or such Lender arising out of such failure.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary Taxes and any other excise, property, intangible or mortgage recording Taxes or charges or similar levies that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower agrees to indemnify each Agent and each Lender for
(i) the full amount of Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts

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                                       64


payable under this Section 3.01) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; PROVIDED such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this
Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

          (d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Non-Excluded Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause
(d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in lending office or place of organization that precedes a change in Law to the extent such Non-Excluded Taxes result from a change in Law).

          (e) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to withholding Tax imposed by any jurisdiction in which the Borrower is formed or organized at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding Tax imposed by such jurisdiction at such rate shall be considered excluded from Non-Excluded Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a complete exemption or lesser rate applies, whereupon withholding Tax at such lesser rate (or zero percent if a complete exemption is available) only shall be considered excluded from Non-Excluded Taxes for periods governed by such forms; PROVIDED that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of withholding Tax with respect to interest paid at such date, then, to such extent, the term Non-Excluded Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Non-Excluded Taxes) withholding Tax, if any, applicable with respect to the Lender assignee on such date.

          (f) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Non-Excluded Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with

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                                       65


respect to such refund); PROVIDED that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower's request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (PROVIDED that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

          (g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender's overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; PROVIDED that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; and PROVIDED FURTHER that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to
Section 3.01(a) or (c).

          SECTION 3.02. ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans or to convert Base Rate Loans to Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under
Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

          SECTION 3.03. INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining

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                                       66


the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that U.S. dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

          SECTION 3.04. INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EUROCURRENCY RATE LOANS. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Non-Excluded Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) Excluded Taxes and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

          (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

          (c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves

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                                       67


allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days' prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender's right to demand such compensation.

          (e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; PROVIDED that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and PROVIDED FURTHER that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to
Section 3.04(a), (b), (c) or (d).

          SECTION 3.05. FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

               (a) any conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan; or

               (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by such Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

          For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

          SECTION 3.06. MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

          (b) With respect to any Lender's claim for compensation under Section 3.01, 3.02 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; PROVIDED that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurocurrency Rate Loan, or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended pursuant to Section 3.02,
3.03 or 3.06(b) hereof, such Lender's Eurocurrency Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurocurrency Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

          (i) to the extent that such Lender's Eurocurrency Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurocurrency Rate Loans shall be applied instead to its Base Rate Loans; and

          (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurocurrency Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender


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                                       69


     that would otherwise be converted into Eurocurrency Rate Loans shall remain as Base Rate Loans.

          (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or
3.04 hereof that gave rise to the conversion of such Lender's Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

          SECTION 3.07. REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. (a) If at any time (i) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section
3.04 (as a result of the operation of Section 3.06), (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days' prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; PROVIDED that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and PROVIDED FURTHER that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

          (b) Any Lender being replaced pursuant to Section 3.07(a) above shall
(i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding Loans and participations in L/C Obligations, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning


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                                       70


Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

          (c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of
Section 9.09.

          (d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or Lenders holding more than 50% of any Class of Commitments, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "NON-CONSENTING LENDER".

          SECTION 3.08. SURVIVAL. All of the Borrower's obligations under this
Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

          SECTION 4.01. CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement and each Guaranty;

          (ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

          (iii) each Collateral Document set forth on Schedule 1.01A, duly executed by each Loan Party thereto, together with:

                (A) certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank; and

                (B) evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

          (v) opinions from (A) Wachtell, Lipton, Rosen & Katz, New York counsel to the Loan Parties, substantially in the form of Exhibit G-1 and (B)
     Glenn W. Reed, General Counsel of the Borrower, substantially in the form of Exhibit G-2;

          (vi) a certificate signed by a Responsible Officer of the Borrower certifying that there has been no change, effect, event or occurrence since June 30, 2005, that has had or would reasonably be expected to result in a Material Adverse Change;

          (vii) a certificate attesting to the Solvency of the Loan Parties (taken as a whole) after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

          (viii)evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and

          (ix) a Committed Loan Notice or Letter of Credit Application, as applicable, relating to the initial Credit Extensions.

          (b) All fees and expenses required to be paid hereunder and invoiced before the Closing Date shall have been paid in full in cash.

          (c) Prior to or simultaneously with the initial Credit Extensions, (i) the Equity Contribution shall have been made and (ii) the Mergers shall be consummated in accordance with the terms of the Merger Agreement and in accordance in all material respects with applicable Laws and regulatory approvals and the Merger Agreement (and no provision of the Merger Agreement shall have been waived, amended, supplemented or otherwise modified in a manner material and adverse to the Lenders without the consent of the Arrangers (such consent not unreasonably to be withheld)).

          (d) Prior to or simultaneously with the initial Credit Extensions, the Borrower shall have received at least $100,000,000 in gross cash proceeds from the issuance of the Junior Subordinated Notes.

          (e) After giving effect to the Transaction, (i) Holdings and its Subsidiaries shall have outstanding no material Indebtedness or preferred Equity Interests other than (A) the Loans and L/C Obligations, (B) Student Loan Credit Facilities in an aggregate principal amount not in excess of $150,000,000, (C) the Junior Subordinated Notes and the Preferred Securities, (D) the Existing Junior Subordinated Notes and Existing Preferred Securities, and (E) Indebtedness listed on Schedule 7.03(b) and (ii) Holdings shall have outstanding no Equity Interests (or securities convertible into or exchangeable for Equity Interests or rights or options to acquire Equity Interests) other than common stock owned by the Equity Investors.

          (f) Holdings shall have a corporate rating assigned to it by S&P.

          (g) Each of the Insurance Subsidiaries that is a Domestic Subsidiary shall have received a financial strength rating from A.M. Best Company at least forty-five (45) days prior to the Closing Date.

          (h) The representations and warranties contained in the Merger Agreement relating to the Company, its Subsidiaries and their respective businesses that are material to the interests of the Lenders shall be true and correct in all material respects on and as of the date of the initial Credit Extension unless, as a result of any failure to be so true and correct, the Investors do not have the right to terminate the Merger Agreement; PROVIDED that any such representation and warranty that is qualified as to "materiality", "Material Adverse Effect" or similar language shall be true and correct in all respects on such date.

          SECTION 4.02. CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

          (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document (except, in the case of the initial Credit Extensions, the representations contained in Sections 5.01(b), 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.14, 5.15, 5.16 and
5.18) shall be true and correct in all material respects on and as of the date of such Credit Extension; PROVIDED that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; PROVIDED, FURTHER that, any representation and warranty that is qualified as to "materiality", "Material Adverse Effect" or similar language shall be true and correct in all respects on such respective dates.

          (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

          (c) The Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

          Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                  ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Agents and the Lenders that:

          SECTION 5.01. EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. (a) Each Loan Party and each of its Subsidiaries (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (iii) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except, in the case of clause (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) Each Loan Party and each of its Subsidiaries (i) is in compliance with all Laws, orders, writs, injunctions and orders and (ii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (i) or (ii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.02. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party's corporate or other powers have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (c) violate any Law; except with respect to any conflict, breach, contravention or payment (but not creation of Liens) referred to in clause (b) or (c), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.03. GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (A) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (B) such consents, approvals, registrations and filings with any Governmental Authority as may be required in connection with the exercise of rights under the Collateral Documents following an Event of Default, (C) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (D) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.04. BINDING EFFECT. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party hereto or thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto or thereto in accordance with its terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

          SECTION 5.05. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT. (a)
(i) The Audited Financial Statements fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2005, to and including the Closing Date, there has been (x) no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of the business or property of the Company or any of its Subsidiaries, taken as a whole, and (y) no purchase or other acquisition by the Company or any of its Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto.

          (ii) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its subsidiaries (determined in accordance with GAAP) as at December 31,

     2005 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), a copy of which has heretofore been furnished to the Administrative Agent, has been prepared giving effect (as if such events had occurred on such date) to the Transaction. The Pro Forma Balance Sheet has been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and presents fairly in all material respects on a PRO FORMA basis the estimated financial position of the Borrower and the Subsidiaries as at December 31, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

          (c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and the Subsidiaries for each fiscal year ending after the Closing Date until the sixth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date in a form reasonably satisfactory to it, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

          SECTION 5.06. LITIGATION. Except as disclosed in "Note L - Commitments and Contingencies" to the Consolidated Financial Statements set forth in the Company's Annual report on Form 10-K for the year ended December 31, 2005, there are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, any of its Subsidiaries or against any of their respective properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          SECTION 5.07. NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          SECTION 5.08. OWNERSHIP OF PROPERTY; LIENS. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 5.09. ENVIRONMENTAL COMPLIANCE. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (a) is in violation of Environmental Law or has failed to obtain, maintain or comply with any Environmental Permit, (b) have become subject to any Environmental Liability, (c) has received written notice of any claim with respect to any Environmental Liability or (d) knows of any facts or circumstances reasonably likely to result in any Environmental Liability affecting the Borrower or any of its Subsidiaries.

          SECTION 5.10. TAXES. Except as set forth in Schedule 5.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and the Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

          SECTION 5.11. ERISA COMPLIANCE. (a) Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

          (b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          SECTION 5.12. SUBSIDIARIES; EQUITY INTERESTS. As of the Closing Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in each of the Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under
Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

          SECTION 5.13. MARGIN REGULATIONS; INVESTMENT COMPANY ACT. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

          (b) None of Holdings, the Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          SECTION 5.14. DISCLOSURE. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; PROVIDED that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material; PROVIDED FURTHER that with respect to information furnished on behalf of the Borrower or any Subsidiary by a third party (other than the Investors), this representation is made to the best of the Borrower's knowledge after due inquiry.

          SECTION 5.15. INTELLECTUAL PROPERTY; LICENSES, ETC. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of the businesses of the Loan Parties and their Subsidiaries, taken as a whole, as currently conducted, and, without conflict with the rights of any Person, except to the extent any such failure to own, license or possess the right to use or any such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.16. SOLVENCY. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

          SECTION 5.17. SUBORDINATION OF JUNIOR FINANCING. The Obligations are "Senior Debt", "Senior Indebtedness", "Guarantor Senior Debt" or "Senior Secured Financing" (or any comparable term) under, and as defined in, any Junior Financing Documentation.

          SECTION 5.18. LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of Holdings, the Borrower or its Subsidiaries pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each of Holdings, the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of Holdings, the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

          SECTION 6.01. FINANCIAL STATEMENTS. Deliver to the Administrative Agent for prompt further distribution to each Lender:

          (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower beginning with the 2006 fiscal year, a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit (other than, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition of such business or assets);

          (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower beginning with the fiscal quarter ending June 30, 2006, a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and the Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of notes;

          (c) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the "PROJECTIONS");

          (d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements of the Borrower and each of its Subsidiaries (which shall reflect the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements).

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this
Section 6.01 may be satisfied with respect to financial information of the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any direct or indirect parent of Holdings) or (B) the Borrower's or Holdings' (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; PROVIDED that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or a parent thereof), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), the information described in clauses (A) and (B) is accompanied by a report and opinion of KPMG LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or


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                                       80


exception or any qualification or exception as to the scope of such audit (other than, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition of such business or assets).

          SECTION 6.02. CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent for prompt further distribution to each Lender:

          (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a letter or certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.09 or, if any such Event of Default shall exist, stating the nature and status of such event;

          (b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under
Section 7.09, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a "NOTICE OF INTENT TO CURE") such Event of Default pursuant to Section 8.04; PROVIDED that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

          (c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

          (d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

          (e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b) with respect to the financial statements delivered pursuant to Section 6.01(a), (i) a report setting forth the information required by
Section 2.03(k) of the Pledge Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report; PROVIDED, HOWEVER, that the

Borrower shall notify the Administrative Agent, promptly after obtaining knowledge thereof, of any change in the information required by 2.03(k) of the Pledge Agreement, (ii) a calculation of Excess Cash Flow for the fiscal year to which such financial statements related and the amount of Term Loans, if any, required to be prepaid pursuant to Section 2.05(b) and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate;

          (f) promptly following the reasonable request of the Administrative Agent or the Required Lenders, a report prepared by an independent actuarial consulting firm of recognized professional standing reasonably satisfactory to the Administrative Agent and the Required Lenders reviewing the adequacy of reserves of each Insurance Subsidiary determined in accordance with SAP, which firm shall be provided access to or copies of all reserve analysis and valuations relating to the Borrower or its Subsidiaries; PROVIDED that no request may be made pursuant to this clause (f) unless there shall have occurred and be continuing an Event of Default;

          (g) promptly (i) after receipt thereof, copies of (A) all triennial examinations and (B) any reports reviewing the adequacy of reserves, in each case delivered to such Person by any Applicable Insurance Regulatory Authority, insurance commission or similar regulatory authority, (ii) after receipt thereof, written notice of any assertion by any Applicable Insurance Regulatory Authority or any Governmental Agency or agencies substituted therefor, as to a violation of any applicable Law by any Insurance Subsidiary, which could be reasonably expected to have a Material Adverse Effect, (iii) after receipt thereof, a copy of any notice of termination, cancelation or recapture of any Reinsurance Agreement or Retrocession Agreement to which an Insurance Subsidiary is a party to the extent such termination or cancelation could reasonably be expected to have a Material Adverse Effect and (iv) after receipt thereof, copies of any notice of actual suspension, termination or revocation of any material license of any Insurance Subsidiary by any Applicable Insurance Regulatory Authority, including any request by an Applicable Insurance Regulatory Authority that commits an Insurance Subsidiary to take or refrain from taking any action or which otherwise affects the authority of such Insurance Subsidiary to conduct its business; and

          (h) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

          Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at http://www.uici.net; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

          SECTION 6.03. NOTICES. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

          (a) of the occurrence of any Default;

          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party, or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, (iv) the occurrence of any ERISA Event that, together with all other ERISA Events that have developed or occurred, could reasonably be expected to have a Material Adverse Effect, or (v) the adoption of any Law, or any change in Law (including in any administration or interpretation thereof by any Governmental Authority); and

          (c) of the occurrence of any change in the Applicable Credit Rating.

          Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

          SECTION 6.04. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.05. PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or 7.05.

          SECTION 6.06. MAINTENANCE OF PROPERTIES. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

          SECTION 6.07. MAINTENANCE OF INSURANCE. (a) Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (b) Cause any Insurance Subsidiary to conduct its insurance business in compliance with all applicable insurance laws, rules, regulations and orders and using sound actuarial principles except if the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Borrower will provide the Administrative Agent (A) copies of any outside actuarial reports, if any, prepared with respect to any projection, valuation or appraisal of any Insurance Subsidiary (in form and substance and scope consistent with past practices and including with respect to the Borrower) promptly after receipt thereof and (B) promptly after receipt thereof, an actuarial opinion, if any, with respect to any Insurance Subsidiary (in form and substance and scope consistent with past practices and including with respect to the Borrower) from an actuarial firm reasonably satisfactory to the Administrative Agent.

          SECTION 6.08. COMPLIANCE WITH LAWS. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.09. BOOKS AND RECORDS. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

          SECTION 6.10. INSPECTION RIGHTS. Subject to applicable Law and confidentiality agreements entered into by the Borrower or any Subsidiary in the ordinary course of business, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; PROVIDED that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower's expense; PROVIDED FURTHER that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower's independent public accountants.

          SECTION 6.11. COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. At the Borrower's expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including upon the formation or acquisition of any new direct or indirect wholly owned Domestic Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary:

          (a) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

          (i) cause (A) each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Pledge Agreement Supplements and other security agreements and documents, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Pledge Agreement and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement and (B) each direct or indirect parent of each such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent such Pledge Agreement Supplements and other security agreements as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Pledge Agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

          (ii) (A) cause each such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank, and (B) cause each direct or indirect parent of such Restricted Subsidiary that is required to be a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank; and

          (iii) take and cause such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement and each direct or indirect parent of such Restricted Subsidiary to take whatever action (including the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, subject to Debtor Relief Laws and general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

          (b) within thirty (30) days after the request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request.

          SECTION 6.12. COMPLIANCE WITH ENVIRONMENTAL LAWS. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

          SECTION 6.13. FURTHER ASSURANCES AND POST-CLOSING CONDITIONS. Promptly upon reasonable request by the Administrative Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

          SECTION 6.14. DESIGNATION OF SUBSIDIARIES. The board of directors of Holdings may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with all of the covenants set forth in Section
7.09 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a "Restricted Subsidiary" for the purpose of any Junior Financing, as applicable, and (iv) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower's (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

          SECTION 6.15. COLLATERAL RELEASE. Immediately upon the commencement of any Collateral Release Period, the security interests of the Collateral Agent and the other Secured Parties in the Collateral shall be terminated and released; PROVIDED that the Guarantee of each Loan Party of the Obligations pursuant to the Loan Documents shall remain in effect during any such Collateral Release Period. During any Collateral Release Period, the Administrative Agent and the Collateral Agent shall execute and deliver, at the Borrower's expense, all documents or other instruments that the Borrower shall reasonably request to evidence the termination and release of such security interests and shall return all Collateral in their possession to the Borrower. During any Collateral Release Period, Holdings and the Borrower shall not be required to comply with the terms of Sections 6.11 or 6.13, in each case to the extent such terms require the creation and perfection of security interests or Liens on Collateral (it being understood that Holdings and the Borrower shall continue to be required to comply with the terms of Section 6.11 that require the provision of Guarantees by Loan Parties in respect of the Obligations).

          Upon the termination of any Collateral Release Period, the security interests of the Collateral Agent and the Secured Parties in the Collateral shall, without any further action on the part of the Administrative Agent, the Collateral Agent, the

Secured Parties or any Loan Party, be reinstated and the provisions of the immediately preceding paragraph shall no longer apply (until the commencement of a subsequent Collateral Release Period). Promptly following the termination of any Collateral Release Period, the Loan Parties shall execute any and all documents, financing statements, agreements and instruments, and take all such actions (including the filing and recording of financing statements and other documents) that may be required under applicable law or that the Administrative Agent or Collateral Agent shall reasonably request, to reinstate such security interests and to cause the Collateral and Guarantee Requirement to be satisfied (all at the expense of the Loan Parties), including with respect to any Subsidiaries or assets that would have been subjected to the Collateral and Guarantee Requirement under Section 6.11 had such terminated Collateral Release Period not been in effect; PROVIDED that all such actions shall be completed no later than 30 days after the date of termination of such Collateral Release Period (or such later date as the Collateral Agent shall deem appropriate).

          SECTION 6.16. RATING OF FACILITIES. The Borrower shall use commercially reasonable efforts to cause an A.M. Best Financial Strength rating with respect to each of the Insurance Subsidiaries that is a Domestic Subsidiary to be available at all times following the Closing Date until the last Maturity Date under this Agreement.

          SECTION 6.17. USE OF PROCEEDS. Use the proceeds of (a) the Term Loans made on the Closing Date, together with the Equity Contribution, to pay the Merger Consideration and Transaction Expenses, (b) any Revolving Credit Loans for working capital and other general corporate purposes of the Borrower and the Subsidiaries, and (c) any Incremental Term Loans as specified in the applicable Incremental Amendment.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          SECTION 7.01. LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

          (a) Liens pursuant to any Loan Document;

          (b) Liens existing on the date hereof and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; PROVIDED that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

          (c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than ninety (90) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or if more than sixty (60) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

          (e) pledges or deposits (i) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (ii) in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary, (iii) in the ordinary course of business to satisfy escrow obligations under reinsurance agreements and (iv) to satisfy statutory obligations imposed by Applicable Insurance Regulatory Authorities;

          (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any material Subsidiary;

          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

          (i) Liens securing (A) Indebtedness of the Borrower incurred to acquire, repair, construct or improve fixed or capital assets of the Borrower and any refinancing thereof, or (B) Indebtedness permitted under Section 7.03(e); PROVIDED that, in each case (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for accessions to such property) other than the property whose acquisition, repair, replacement, construction or improvement was financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; PROVIDED that individual financings of equipment provided by one lender may be cross collateralized to other financings of other equipment provided by such lender;

          (j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any material Subsidiary or (ii) secure any Indebtedness;

          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(g), (i) or
(n) to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

          (n) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

          (o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary) and the replacement, extension or renewal of any Lien permitted by this clause (o) upon or in the same property previously subject thereto in connection with a Permitted Refinancing of the Indebtedness secured thereby; PROVIDED that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) any Indebtedness secured thereby is permitted under Section 7.03(e), (f) or (i);

          (p) any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

          (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

          (r) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02;

          (s) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts and other securities accounts incurred in the ordinary course of business and not for speculative purposes;

          (t) Liens that are contractual rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

          (u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (v) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

          (w) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases not constituting Indebtedness or consignments;

          (x) Liens on insurance policies and the proceeds thereof securing the financing by any Loan Party of the premiums with respect thereto permitted under
Section 7.03(n);

          (y) other Liens securing Indebtedness of the Borrower or the Restricted Subsidiaries that, when aggregated with the Indebtedness of the Restricted Subsidiaries permitted under Section 7.03(m) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted under
Section 7.05(f), do not exceed 7.5% of Consolidated Total Assets at any time;
and

          (z) Liens on student loans securing Indebtedness permitted under
Section 7.03(r).

          SECTION 7.02.   INVESTMENTS.  Make or hold any Investments, except:

          (a) Investments in assets that were Cash Equivalents when such Investment was made;


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                                       91


          (b) loans or advances to officers, directors, independent agents and consultants, employees of Holdings, the Borrower and the Restricted Subsidiaries
(i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person's purchase of Equity Interests of Holdings (or the Borrower after a Qualifying IPO of the Borrower, or any direct or indirect parent of Holdings) (PROVIDED that the amount, if any, of cash advanced pursuant to such loans and paid in connection with the sale of such Equity Interests shall be contributed to the Borrower in cash as common equity), (iii) loans or advances to independent agents in the ordinary course of business, and (iv) for purposes not described in the foregoing clauses (i), (ii) and (iii), in an aggregate principal amount outstanding not to exceed $5,000,000;

          (c) Investments by the Borrower or any Restricted Subsidiary in the Borrower or in any Restricted Subsidiary;

          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

          (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

          (f) other Investments (i) existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by the Borrower or any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary and any modification, renewal or extension thereof;

          (g) Investments in Swap Contracts permitted under Section 7.03;

          (h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

          (i) any other Investment; PROVIDED that, with respect to each Investment made pursuant to this Section 7.02(i) (each, a "PERMITTED INVESTMENT"):

               (A) if such Investment results in a newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) then, to the extent applicable, such Subsidiary shall comply with the requirements of Section 6.11, within the times specified therein;

               (B) if such Investment is a Permitted Acquisition, the acquired property, assets, business or Person is in substantially the same or a substantially similar line of business as the Borrower or a Subsidiary;

               (C) (1) immediately before and immediately after giving Pro Forma Effect to any such Investment, no Default shall have occurred and be continuing and (2) immediately after giving effect to such Investment, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.09, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) (or, prior to any such delivery, referred to in Section 5.05) as though such Investment had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such compliance calculation in reasonable detail; PROVIDED that the Borrower shall not be required to deliver such certificate for any individual Investment the aggregate amount of consideration for which is less than $10,000,000; and

               (D) solely in the case of Investments the aggregate amount of consideration for which is in excess of $10,000,000, the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such Investment is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such Investment;

          (j) the Transaction;

          (k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

          (l) loans and advances to Holdings or any direct or indirect parent of Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Sections 7.06(g) or (i);

          (m) advances of payroll payments to consultants, employees and payments to independent agents in the ordinary course of business;

          (n) Investments to the extent that payment for such Investments is made solely with (or with the proceeds of the issuance of) capital stock of Holdings or any direct or indirect parent of Holdings (or the Borrower after a Qualifying IPO of the Borrower);

          (o) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (p) Guarantees by Holdings, the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

          (q) Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Borrower and the Subsidiaries in connection with such plans;

          (r) Investments made in the ordinary course of business in connection with the making of student loans; and

          (s) Investments by an Insurance Subsidiary in the ordinary course of business and permitted by applicable Law, including insurance policy loans made to insureds.

Notwithstanding anything to the contrary herein, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make or hold any Investments in an Unrestricted Subsidiary that, together with all Investments of the Borrower and the Restricted Subsidiaries in Unrestricted Subsidiaries at such time, is in excess of 5.0% of Consolidated Total Assets at such time other than any Qualified Equity Interests in an Unrestricted Subsidiary (i) designated as such pursuant to Section 6.14 solely to effect a Disposition permitted under Section 7.05(l) and (ii) the assets of which shall be comprised of the assets permitted to be transferred pursuant to such Disposition or a note that has been received in connection with such Disposition that evidences the obligations of the purchaser of such assets to pay cash consideration, PROVIDED that, immediately after such designation, the Total Leverage Ratio shall be less than or equal to the Total Leverage Ratio as of the Closing Date after giving effect to the Transactions.

          SECTION 7.03. INDEBTEDNESS. Permit any Restricted Subsidiary of the Borrower to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness under the Loan Documents;

               (b) other Indebtedness (i) outstanding on the date hereof and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and
          (ii) intercompany Indebtedness outstanding on the date hereof;

               (c) Guarantees by any Loan Party in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder;

          PROVIDED that (A) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

               (d) Indebtedness of any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; PROVIDED that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Exhibit H;

               (e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; PROVIDED that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale and leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

               (f) Indebtedness assumed in connection with any Permitted Acquisition together with any Permitted Refinancing thereof; PROVIDED that (i) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (ii) both immediately prior to and after giving effect to the assumption of such Indebtedness and the incurrence of all Indebtedness resulting from any Permitted Refinancing thereof, (A) no Default shall have occurred and be continuing and (B) the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.09;

               (g) Indebtedness in respect of Swap Contracts designed to hedge against interest rates or foreign exchange rates incurred in the ordinary course of business and not for speculative purposes;

               (h) Indebtedness representing deferred compensation to consultants, employees or independent agents of the Restricted Subsidiaries incurred in the ordinary course of business;

               (i) Indebtedness of any Loan Party to current or former officers, directors, independent agents, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any parent of Holdings (or, after a Qualified

          IPO, the Borrower) permitted by Section 7.06 and any Permitted Refinancing thereof;

               (j) Indebtedness incurred in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments;

               (k) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

               (l) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

               (m) other Indebtedness of Restricted Subsidiaries that, when aggregated with the aggregate outstanding Indebtedness of the Borrower and the Restricted Subsidiaries secured by Liens permitted pursuant to
          Section 7.01(y) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 7.05(f), shall at no time exceed 7.5% of Consolidated Total Assets;

               (n) Indebtedness consisting of the financing of insurance premiums in an amount not to exceed the lesser of $75,000,000 and the premiums with respect to the applicable insurance policies;

               (o) Indebtedness incurred by any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; PROVIDED that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

               (p) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

               (q) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

               (r) Indebtedness in respect of the Student Loan Credit Facilities in an aggregate principal amount of up to $150,000,000 at any time outstanding; and

               (s) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (r) above.

          SECTION 7.04. FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

          (a) any Restricted Subsidiary may merge with (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); PROVIDED that (x) except in the case of a merger the purpose of which is to reorganize the Borrower in a new jurisdiction, the Borrower shall be the continuing or surviving Person and (y) such merger does not result in the Borrower ceasing to be organized under the Laws of any state of the United States or the District of Columbia, or (ii) any one or more other Subsidiaries; PROVIDED that the continuing or surviving Person (x) shall be a Restricted Subsidiary and (y) if either party to such merger was, immediately prior thereto, a Loan Party, shall be a Loan Party;

          (b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries and is not materially disadvantageous to the Lenders;

          (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; PROVIDED that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be the Borrower or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

          (d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; PROVIDED that (i) the Borrower shall be the continuing or surviving entity or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the "SUCCESSOR COMPANY"), (A) the Successor Company shall be an entity organized or existing under the laws of any state of the United States or the District of Columbia, (B) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the

Guaranty confirmed that its Guarantee shall apply to the Successor Company's obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Pledge Agreement confirmed that its obligations thereunder shall apply to the Successor Company's obligations under this Agreement, and (E) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; PROVIDED, FURTHER, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement;

          (e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; PROVIDED that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Subsidiaries shall have complied with the applicable requirements of Section 6.11, if any;

          (f) the Borrower and the Restricted Subsidiaries may consummate the Mergers; and

          (g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

          SECTION 7.05. DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

          (a) Dispositions of obsolete or worn out property and intellectual property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

          (b) Dispositions of inventory and immaterial assets in the ordinary course of business;

          (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

          (d) Dispositions of property to the Borrower or to a Restricted Subsidiary; PROVIDED that if the transferor of such property is a Guarantor or the Borrower (i) the transferee thereof must either be the Borrower or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

          (e) Dispositions permitted by Sections 7.04 and 7.06 and Liens permitted by Section 7.01;

          (f) Dispositions of property pursuant to sale and leaseback transactions; PROVIDED that, when aggregated with the aggregate outstanding Indebtedness of the Borrower and the Restricted Subsidiaries secured by Liens permitted pursuant to Section 7.01(y) and Indebtedness incurred pursuant to
Section 7.03(m), the aggregate sale price of the assets sold in sale and leaseback transactions permitted pursuant to this clause (f), shall at no time exceed 7.5% of Consolidated Total Assets;

          (g) Dispositions of Cash Equivalents;

          (h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

          (i) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

          (j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

          (k) Dispositions of property not otherwise permitted under this
Section 7.05; PROVIDED that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) (A) with respect to any Disposition pursuant to this clause
(k) for a purchase price in excess of $1,000,000, the Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Sections 7.01(r) and (t)); PROVIDED, HOWEVER, that for the purposes of this clause (A), (I) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet provided hereunder or in the notes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (II) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (III) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (III) that is at that time outstanding, not in excess of 1.5% of the Consolidated Total Assets as of the last day of the then most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the delivery thereof, the most recent financial statements referred to in Section 5.05) at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash, and (iii) with respect to property Disposed of in reliance on this clause (k) the aggregate book value of which (taken together with the aggregate fair market value of all property Disposed of pursuant to
Section 7.05(f)) exceeds 7.5% of Consolidated Total Assets as of the last day of the most recent fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the delivery thereof, the most recent financial statements referred to in Section 5.05), the Net Cash Proceeds of such Dispositions are used either (x) to purchase assets used in the Borrower's or any of its Restricted Subsidiary's business within 365 days following the closing of the applicable Disposition or (y) to repay (1) first, the Term Loans, if any, (2) second, Incremental Loans, if any, and (3) third, the Revolving Loans, if any, in each case within 5 days following the end of such 365-day period;

          (l) Each of the Dispositions listed on Schedule 7.05(l), PROVIDED that, immediately after the consummation of such Disposition, the Total Leverage Ratio shall be less than or equal to the Total Leverage Ratio as of the Closing Date after giving effect to the Transactions;

          (m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

          (n) Dispositions of any Equity Interests in any statutory trust in connection with the issuance of any trust preferred securities;

          (o) Dispositions in connection with any Insurance Contract, Reinsurance Agreement or Retrocession Agreement in the ordinary course of business in accordance with its normal underwriting, indemnity and retention policies; and

          (p) Dispositions of Investments by an Insurance Subsidiary in the ordinary course of business in connection with the management of its investment portfolio; PROVIDED that the proceeds thereof are utilized to satisfy policy liabilities and expenses incurred in the ordinary course of business, are reinvested in accordance with Section 7.02 or are held as cash;

PROVIDED that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than Holdings, the Borrower or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

Notwithstanding anything to the contrary contained in Section 7.05(k), to the extent that (i) funds for any repayment otherwise required to be made pursuant to the terms of Section 7.05(k)(iii)(y) are only available to the Borrower through dividend payments to the Borrower from one or more Insurance Subsidiaries, (ii) such dividend payments cannot be made at such time within the ordinary dividend-paying capacity of such Insurance Subsidiary or Subsidiaries and, accordingly, require specific affirmative regulatory approval for the payment of extraordinary dividends and
(iii) after due written application or request, such approval for the payment of such extraordinary dividends is not obtained by such Insurance Subsidiary, upon certification by the Borrower to the Administrative Agent (which shall promptly deliver a copy of such certification to the Lenders) to such effect (together with, in the case of an application or request for regulatory approval, copies of all documents submitted, and all written responses received, in connection therewith), the Borrower shall not, to such extent, be required to make such repayment for so long as such dividend payments may not, for such reasons, be made, PROVIDED that if the Borrower shall not be so permitted to make such dividend payments during the applicable 365 day period, then the Borrower shall thereafter make such repayments no later than 5 days following the date when such dividend payments may be made.

          SECTION 7.06. RESTRICTED PAYMENTS. During any Non-Investment Grade Period, declare or make, directly or indirectly, any Restricted Payment, except:

          (a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

          (b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

          (c) Restricted Payments made on the Closing Date to consummate the Transaction;

          (d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 (other than Section 7.08(f));

          (e) repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (f) Borrower may make Restricted Payments to Holdings to enable Holdings to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay), or after a Qualifying IPO the Borrower may pay, for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings (or of any such parent of Holdings or of the Borrower after a Qualifying IPO of the Borrower) held by any future, present or former employee, independent agent or director of Holdings (or any direct or indirect parent of Holdings) or any of its Subsidiaries pursuant to any employee, independent agent or director equity plan, employee,


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independent agent or director stock option plan or any other employee, independent agent or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, independent agent or director of Holdings or any of its Subsidiaries;

          (g) the Borrower and the Restricted Subsidiaries may make Restricted Payments to Holdings:

          (i) the proceeds of which will be used to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings (or such parent) attributable to Holdings, the Borrower or its Subsidiaries determined as if the Borrower and the Subsidiaries filed separately;

          (ii) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties and indemnity claims made by directors or officers of Holdings (or any parent thereof)), which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of the Borrower and the Subsidiaries;

          (iii) the proceeds of which shall be used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents') corporate existence;

          (iv) to finance any Investment permitted to be made pursuant to
     Section 7.02; PROVIDED that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or the Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Investment, in each case, to the extent applicable, in accordance with the requirements of Section 6.11;

          (v) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement; and

          (vi) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses of the type described in Section 7.08(e) and (m);


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          (h) regularly scheduled dividends in respect of Qualified Trust
Preferred Securities; and

          (i) any other Restricted Payments, PROVIDED that immediately after giving Pro Forma Effect to any such Restricted Payments, the Borrower and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.09.

          SECTION 7.07. CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto, or a reasonable extension, development or expansion thereof.

          SECTION 7.08. TRANSACTIONS WITH AFFILIATES. During any Non-Investment Grade Period, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) transactions among the Borrower and any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses related to the Transaction, (d) the issuance of Equity Interests to the management, consultants, employees or independent agents of the Borrower or any of its Subsidiaries in connection with the Transaction,
(e) the payment of management and monitoring fees to the Investors in an aggregate amount in any fiscal year not to exceed the greater of (i) $15,000,000 and (ii) the product of (x) three percent and (y) the Consolidated EBITDA for such fiscal year, plus any Management Termination Fee, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of, and capital contributions by Holdings in respect of, Equity Interests of the Borrower not prohibited under Section 7.06, (g) loans and other transactions by the Borrower and the Restricted Subsidiaries to the extent permitted under this Article VII,
(h) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers, independent agents, consultants and employees in the ordinary course of business, (i) payments by the Borrower and the Restricted Subsidiaries pursuant to the tax sharing agreements among Holdings (and any parent thereof), the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, independent agents, consultants and employees of Holdings, the Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, the Borrower and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, (m) customary payments by the Borrower and any Restricted Subsidiaries to the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment


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                                      103


banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings or the Borrower, in good faith, and (n) transactions entered into during a Collateral Release Period that would otherwise be prohibited under this
Section 7.08 during a Non-Investment Grade Period.

          SECTION 7.09. FINANCIAL COVENANTS. (a) TOTAL LEVERAGE RATIO. Permit the Total Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on March 31, 2007) to be greater than the ratio set forth below opposite the last day of such Test Period:

     FISCAL YEAR    MARCH 31     JUNE 30    SEPTEMBER 30   DECEMBER 31

        2007         3.00:1       3.00:1       3.00:1         3.00:1
        2008         3.00:1       3.00:1       3.00:1         3.00:1
        2009         2.90:1       2.90:1       2.80:1         2.80:1
        2010         2.80:1       2.80:1       2.70:1         2.70:1
        2011         2.70:1       2.70:1       2.60:1         2.60:1
        2012         2.60:1       2.60:1       2.60:1           --

          (b) ADJUSTED STATUTORY SURPLUS. At any time permit the Adjusted Statutory Surplus to be less than $300,000,000 (minus, after the Disposition thereof, the Adjusted Statutory Surplus related to Student and Star).

          SECTION 7.10. ACCOUNTING CHANGES. Make any change in fiscal year; PROVIDED, HOWEVER, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

          SECTION 7.11. EQUITY INTERESTS OF THE BORROWER AND RESTRICTED SUBSIDIARIES. Permit any Insurance Subsidiary that is a Domestic Subsidiary to be a non-wholly owned Restricted Subsidiary, except as a result of or in connection with a dissolution, merger, consolidation or Disposition of such Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under Section 7.02.

                                  ARTICLE VIIA

                               HOLDINGS COVENANT

          So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings will not create, incur, assume or permit to exist any Lien (other than nonconsensual Liens) on any of the

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                                      104



Equity Interests issued by the Borrower other than the Liens created under the Loan Documents.

                                  ARTICLE VIII

                         EVENTS OF DEFAULT AND REMEDIES

          SECTION 8.01. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

          (a) NON-PAYMENT. The Borrower or any other Loan Party fails to pay
(i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

          (b) SPECIFIC COVENANTS. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to Holdings and the Borrower) or Article VII; PROVIDED that any Event of Default under Section 7.09 is subject to cure as contemplated by
Section 8.04; or

          (c) OTHER DEFAULTS. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

          (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

          (e) CROSS-DEFAULT. Any Loan Party or any Restricted Subsidiary
(A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; PROVIDED that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the


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                                      105


property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

          (f) INSOLVENCY PROCEEDINGS, ETC. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding relating to it under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

          (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

          (h) JUDGMENTS. There is entered against any Loan Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

          (i) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

          (j) INVALIDITY OF LOAN DOCUMENTS. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments or as expressly contemplated by the Loan Documents), or purports in writing to revoke or rescind any Loan Document; or

          (k) CHANGE OF CONTROL. There occurs any Change of Control.

          SECTION 8.02. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

          (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

          (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

          (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

PROVIDED that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

          SECTION 8.03. APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

          FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

          SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section
     10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

          THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD payable to them;

          FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the termination value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH held by them;

          FIFTH, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

          SIXTH, to the payment of all other Obligations of the Loan Parties (other than the Obligations described in clauses FIRST through FIFTH) that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

          LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

          SECTION 8.04. BORROWER'S RIGHT TO CURE. (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.09 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings (or the Borrower after a Qualifying IPO of the Borrower) may engage in a Permitted Equity Issuance to any of the Equity Investors and apply the amount of the Net Cash Proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; PROVIDED that such Net Cash Proceeds (i) are actually received by the Borrower (including through capital contribution of such Net Cash Proceeds by Holdings to the Borrower) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.09 for any applicable period; PROVIDED, HOWEVER, that such increase in Consolidated EBITDA shall be disregarded for purposes of Section 7.06(i) in determining the Borrower's and the Restricted Subsidiaries' Pro Forma

Compliance with the covenants set forth in Section 7.09. The parties hereby acknowledge that this Section 8.04(a) shall not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.09 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

          (b) In each period of four fiscal quarters, there shall be at least two (2) consecutive fiscal quarters in which no cure set forth in Section 8.04(a) is made.

          SECTION 8.05. EXCLUSION OF IMMATERIAL SUBSIDIARIES. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of
Section 8.01, any reference in any such clause to any Subsidiary or Loan Party shall be deemed not to include any Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Borrower, have assets with a value in excess of 3% of the Consolidated Total Assets and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 3% of the total revenues of the Borrower and the Restricted Subsidiaries, PROVIDED that all Subsidiaries affected by any event or circumstance referred to in any such clause shall not, in the aggregate (1) as of the last day of the most recent completed fiscal quarter of the Borrower have assets with a value in excess of 8% of the Consolidated Total Assets and (2) shall not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 8% of the total revenues of the Borrower and the Restricted Subsidiaries.

                                  ARTICLE IX

                      ADMINISTRATIVE AGENT AND OTHER AGENTS

          SECTION 9.01. APPOINTMENT AND AUTHORIZATION OF AGENTS. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.


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                                      109


          (b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article IX and in the definition of "Agent-Related Person" included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

          (c) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" (and any co-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

          SECTION 9.02. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact, and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

          SECTION 9.03. LIABILITY OF AGENTS. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other


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                                      110


Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

          SECTION 9.04. RELIANCE BY AGENTS. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

          SECTION 9.05. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; PROVIDED that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such


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action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

          SECTION 9.06. CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENTS. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          SECTION 9.07. INDEMNIFICATION OF AGENTS. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; PROVIDED, FURTHER, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred


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by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

          SECTION 9.08. AGENTS IN THEIR INDIVIDUAL CAPACITIES. JPMorgan Chase Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMorgan Chase Bank were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan Chase Bank or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan Chase Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms "Lender" and "Lenders" include JPMorgan Chase Bank in its individual capacity.

          SECTION 9.09. SUCCESSOR AGENTS. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent", shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent's appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform

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all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to
(a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          SECTION 9.10. ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of


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reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          SECTION 9.11. COLLATERAL AND GUARANTY MATTERS. The Lenders irrevocably agree:

          (a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification and expense reimbursement obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

          (b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

          (c) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder; PROVIDED that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Junior Financing.

          Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this
Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

          SECTION 9.12. OTHER AGENTS; ARRANGERS AND MANAGERS. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent", "documentation agent", "joint bookrunner" or "joint lead arranger" shall have any right, power, obligation, liability, responsibility or duty


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under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each
Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

          SECTION 9.13. APPOINTMENT OF SUPPLEMENTAL ADMINISTRATIVE AGENTS.
(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL ADMINISTRATIVE AGENT" and collectively as "SUPPLEMENTAL ADMINISTRATIVE AGENTS").

          (b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections
10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

          (c) Should any instrument in writing from the Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable


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of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01. AMENDMENTS, ETC. Except as provided in Section 2.14 with respect to any Incremental Amendment or as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that, no such amendment, waiver or consent shall:

          (a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

          (b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; PROVIDED that, only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

          (d) change any provision of this Section 10.01, the definition of "Required Lenders" or "Pro Rata Share" or Section 2.06(c), 8.03, 8.04 or 2.13 without the written consent of each Lender affected thereby;

          (e) other than in a transaction permitted under Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or


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          (f) amend or modify the provisions of Section 6.15 or, except as provided in the definition of "Applicable Credit Rating", the definition of "Collateral Release Period" or "Non-Investment Grade Period", without the written consent of each Lender; or

          (g) other than in connection with a transaction permitted under
Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

and PROVIDED FURTHER that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (iv) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          SECTION 10.02. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.
(a) GENERAL. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to Holdings or the Borrower, to it at 9151 Grapevine Highway, North Richland Hills, Texas 76180, Attention of President and/or Chief Financial


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     Officer (Telecopy No. (817) 255-5394), with a copy to The Blackstone Group,
     345 Park Avenue, New York, New York 10154, Attention of Matt Kabaker (Telecopy No. (212) 583-5712);

               (ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Lisa A. Parks (Telecopy No.: (713) 750-2666) (email: lisa.a.parks@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Helen L. Newcomb (Telecopy No. (212) 270-3279);

               (iii) if to JPMorgan Chase Bank, N.A. in its capacity as an L/C Issuer, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Lisa A. Parks (Telecopy No.: (713) 750-2666) (email: lisa.a.parks@jpmchase.com);

               (iv) if to any other L/C Issuer, to it at its address (or telecopy number) set forth in its Administrative Questionnaire; and

               (v) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications to the Lenders and the L/C Issuer hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

          (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

          (c) RELIANCE BY AGENTS AND LENDERS. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not

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preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          SECTION 10.03. NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

          SECTION 10.04. ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees
(a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cravath, Swaine & Moore LLP, and (b) to pay or reimburse the Administrative Agent, the Syndication Agent, the Arrangers and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and stamp, excise and other Taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

          SECTION 10.05. INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates,

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                                      120


directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; PROVIDED, HOWEVER, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement

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of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          SECTION 10.06. PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          SECTION 10.07. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees ("ASSIGNEES") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrower; PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;


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               (B) the Administrative Agent; PROVIDED that no consent of the
          Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent; and

               (C) each L/C Issuer at the time of such assignment; PROVIDED that no consent of the L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents; PROVIDED that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or
          (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

               (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

          (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the


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Borrower (at its expense) shall execute and deliver a Note to the assignee
Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

          (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03 owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; PROVIDED that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A


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Participant shall not be entitled to the benefits of Section 3.01 unless the
Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
10.15 as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; PROVIDED that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05),
(ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

          (i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; PROVIDED that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such


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trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

          (j) Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days' notice to the Borrower and the Lenders, resign as an L/C Issuer, respectively; PROVIDED that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer reasonably acceptable to the Borrower willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; PROVIDED that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

          SECTION 10.08. CONFIDENTIALITY. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates' directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this
Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; PROVIDED that, in the case of information


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received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

          SECTION 10.09. SETOFF. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; PROVIDED, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary that is not a Loan Party constitute collateral security for payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary that is not a Loan Party do not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower's obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

          SECTION 10.10. INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

          SECTION 10.11. COUNTERPARTS. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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                                      127


Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; PROVIDED that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

          SECTION 10.12. INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; PROVIDED that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          SECTION 10.13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          SECTION 10.14. SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.15. TAX FORMS. (a) (i) Each Lender and Agent that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "FOREIGN LENDER") shall deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to a complete exemption from, or reduction of, United States withholding Tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or


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                                      128


any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding Tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of
Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding Taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding Tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

          (iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such


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                                      129


     Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); PROVIDED that
     (i) if such Lender shall have satisfied the requirement of this Section 10.15(a) or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or
     Section 10.15(b) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of Section 10.15(a)(ii) have not been satisfied if, but only to the extent that and only for so long as, such Borrower is entitled, under applicable Law, to rely on any applicable forms and statements provided, as required under Section 10.15(a)(i), by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a participation.

          (iv) The Administrative Agent may deduct and withhold any Taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

          (b) Each Lender and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "U.S. LENDER") shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding Tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding Tax imposed by the Code.

          SECTION 10.16. GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR


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HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING
IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH
STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, HOLDINGS, EACH
AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

          SECTION 10.17. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 10.18. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and Holdings and the Administrative Agent shall have been notified by each Lender and L/C Issuer that each such Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

          SECTION 10.19. LENDER ACTION. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker's lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provision of this Section 10.19 are for the sole


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                                      131



benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

          SECTION 10.20. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, the parties hereto have caused Agreement to be duly executed as of the date first above written.


                               UICI,

                                  by /s/ Glenn W. Reed
                                     _________________________________
                                     Name: Glenn W. Reed
                                     Title: Executive Vice President and General
                                            Counsel

                               HEALTHMARKETS, LLC,

                                  by UICI


                                     by /s/ Glenn W. Reed
                                        _________________________________
                                         Name: Glenn W. Reed
                                         Title: Executive Vice President and
                                                General Counsel

                               JPMORGAN CHASE BANK, N.A., as
                               Administrative Agent, L/C
                               Issuer and a Lender,

                                  by /s/ John C. Riordan
                                     _________________________________
                                     Name: John C. Riordan
                                     Title: Vice President

                               MORGAN STANLEY SENIOR FUNDING
                               INC., as Syndication Agent,

                                  by /s/ Eugene F. Martin
                                     _________________________________
                                     Name: Eugene F. Martin
                                     Title: Vice President

                               GOLDMAN SACHS CREDIT PARTNERS
                               L.P., as Documentation Agent,

                                  by /s/ Walter A. Jackson
                                     _________________________________
                                     Name: Walter A. Jackson
                                     Title: